UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Pzena Investment Management, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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120 WEST 45TH STREET | NEW YORK, NEW YORK 10036

April 17, 2014
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Pzena Investment Management, Inc. The meeting will be held at 10:00 a.m. local time on Tuesday, May 13, 2014 at our offices located at 120 West 45th Street, 20th Floor, New York, New York 10036.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describes the formal business to be transacted at the meeting. Our directors and executive officers will be present at the meeting to respond to questions from our stockholders.

All holders of record of the Company’s shares of common stock outstanding as of the close of business on March 25, 2014 will be entitled to vote at the Annual Meeting.

Please sign and return the enclosed proxy card promptly in the postage-paid envelope.

Sincerely,

Richard S. Pzena
Chairman
Chief Executive Officer
Co-Chief Investment Officer

120 WEST 45TH STREET | NEW YORK, NEW YORK 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 13, 2014

Notice is hereby given that the Annual Meeting of Stockholders of Pzena Investment Management, Inc. will be held at 10:00 a.m. local time at our offices located at 120 West 45th Street, 20th Floor, New York, New York 10036, for the following purposes:

I.	Election of seven directors to our Board of Directors;

II.	Ratification of the appointment of KPMG LLP as independent auditors for our Company for our fiscal year ended December 31, 2014;

III.	An advisory (non-binding) vote approving the compensation of our named executive officers;

IV.	Transaction of such other business as may properly come before the Annual Meeting and any and all adjournments and postponements of the Annual Meeting.

You must have owned shares of the Company’s common stock as of the close of business on March 25, 2014 in order to be entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we ask you to please complete, sign and return the enclosed proxy card.

By order of the Board of Directors,

Joan F. Berger
Corporate Secretary
New York, New York
April 17, 2014

i

ii

PZENA INVESTMENT MANAGEMENT, INC.
120 West 45th Street
New York, New York 10036

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
to be held at 10:00 a.m. on May 13, 2014

In this Proxy Statement, “we,” “our,” and “us” refers to Pzena Investment Management, Inc. (also referred to as the “Company”) and its consolidated subsidiaries, and “our operating company” refers to Pzena Investment Management, LLC.

THE ANNUAL MEETING

We are furnishing this Proxy Statement to the stockholders of Pzena Investment Management, Inc. as part of the solicitation of proxies by the Board of Directors for use at the Annual Meeting. The Chairman’s letter, the Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card for holders of common stock and the accompanying Annual Report on Form 10-K for our fiscal year ended December 31, 2013, are first being mailed to stockholders on or about April 17, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 13, 2014

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available at www.pzena.com/proxy.

Date, Time and Place

We will hold the Annual Meeting of Stockholders on Tuesday, May 13, 2014, at 10:00 a.m. local time, at our offices located at 120 West 45th Street, 20th Floor, New York, New York 10036.

Proposals to be Considered at the Annual Meeting

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

I.	Election of seven directors to our Board of Directors;

II.	Ratification of the appointment of KPMG LLP as independent auditors for our Company for our fiscal year ending December 31, 2014;

III.	An advisory (non-binding) vote approving the compensation of our named executive officers; and

IV.	Transaction of such other business as may properly come before the Annual Meeting and any and all adjournments and postponements of the Annual Meeting.

Who Can Vote

You are entitled to vote if you were a holder of record of the common stock of our Company as of the close of business on March 25, 2014 (the “Record Date”). Your shares can be voted at the meeting only if you are present or represented by a valid proxy card.

All holders of common stock as of the Record Date will be entitled to vote for the election of seven directors to be elected at the Annual Meeting and upon the ratification of our independent auditors, and will be entitled to cast an advisory (non-binding) vote approving the compensation of our named executive officers. A list of the stockholders of record of the common stock of our Company as of the Record Date will be available for examination during ordinary business hours, for any purpose germane to the Annual Meeting, at our offices located at 120 West 45th Street, 20th Floor, New York, New York 10036, for a period of at least ten days before the Annual Meeting.

Shares Outstanding and Entitled to Vote; Quorum

As of the Record Date, there were 12,176,592 shares of Class A common stock outstanding and 52,980,621 shares of Class B common stock outstanding. Each holder of Class A common stock as of the Record Date who is represented at the Annual

Meeting shall be entitled to cast one vote for each share of Class A common stock held. Each holder of Class B common stock as of the Record Date who is represented at the Annual Meeting shall be entitled to cast five votes for each share of Class B common stock held. The holders of our Class A and Class B common stock, voting together, are entitled to elect the directors, ratify the appointment of the independent auditors, and approve (on a non-binding basis) the compensation of our named executive officers.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

If a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if he receives a plurality of the votes cast at the Annual Meeting.

If a quorum is present, the ratification of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2014 will require the vote of the holders of a majority of the total number of votes of the common stock represented at the meeting and entitled to vote.

The advisory vote on our executive compensation is non-binding. However, the Board of Directors will consider stockholders to have approved the compensation of our named executive officers if the number of votes cast “for” that proposal constitutes a majority of the total number of votes of the common stock represented at the meeting and entitled to vote.
We have retained American Stock Transfer & Trust Company, the transfer agent for our Class A common stock, to tabulate the votes at the Annual Meeting.

Effect of Abstentions, Withheld Votes and Broker Non-Votes

Shares of stock represented by properly executed proxies that reflect abstentions, withheld votes and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. “Broker non-votes” are proxies received from brokers or other nominees for the beneficial owners of the shares in which the broker or nominee votes on some matters, but not on others because it does not have discretionary authority to vote and has not received voting instructions from the beneficial owner of the shares. Withheld votes and broker non-votes will have no effect on the outcome of the vote on the election of directors. However, abstentions and broker non-votes will have the effect of a vote against the proposal to ratify the appointment of our independent auditors, and a vote against the non-binding vote to approve the compensation of our named executive officers.

Voting by Directors and Executive Officers

At the close of business on the Record Date, our Company’s executive officers and directors directly owned and were entitled to vote an aggregate of 815,172 shares of Class A common stock and 29,409,558 shares of Class B common stock, which represented approximately 53.4% of the combined voting power of the outstanding shares of common stock of our Company. Each of our executive officers and directors has indicated his present intention to vote, or cause to be voted, his shares of common stock for the election of the directors named herein, for the ratification of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2014, and for the approval of the compensation of our named executive officers. Accordingly, the election of the directors named herein, the ratification of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2014, and the approval of the compensation of our named executive officers are assured.

How You Can Vote

Registered Holders.  If you are a registered holder of shares of our common stock (i.e., your name is listed on our transfer agent’s books as being held directly by you), you may vote in person at the Annual Meeting. If you vote in person at the Annual Meeting, you will be asked to complete a ballot and submit it to the Chairman of the meeting.

If you are a registered holder, you may also vote by proxy at the Annual Meeting. To vote by proxy, simply mark your proxy card with respect to the proposals to be voted upon, date and sign it, and return it in the postage-paid envelope provided. All shares entitled to vote and represented by properly executed proxy cards that are received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards.

Registered holders will not be able to vote by telephone or via the internet.

Beneficial Holders.  If you are not the holder of record of your shares (i.e., they are held in the name of a broker, bank or other nominee), you will receive a voting card from your broker, bank or other nominee (or an agent acting on behalf of such institution) that you must return to your broker, bank or other nominee or its agent in order for your shares to be voted. Your shares will then be voted by proxy by your broker, bank or other nominee. Alternatively, if you are not a holder of record of your shares, you will be entitled to vote electronically through the Internet or by telephone by following the instructions on the voting card that you receive from your broker, bank or other nominee (or an agent acting on behalf of such institution).

If your shares of common stock are held by a broker, bank or other nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as a stockholder of our Company, authorizing you to act on behalf of the nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.

Effect of Not Casting Your Vote

Registered Holders.  If you are a registered holder of shares of our common stock and you do not cast your vote, either in person or by proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial Holders.  If you are a beneficial holder whose shares are held in the name of a broker, bank or other nominee, it is critical that you cast your vote if you want it to count in the election of directors and in the vote on the compensation of our named executive officers. Your bank or broker is not allowed to vote your uninstructed shares on these proposals on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, or in the vote on the compensation of our named executive officers, no votes will be cast on your behalf in respect of these matters.

Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of the independent auditors.

Voting of Proxies

Where a signed proxy card is returned, but no specific instructions are indicated, your shares will be voted FOR the election of all directors named in this Proxy Statement and each of the other proposals. Proxy cards marked as abstaining or withholding a vote will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as a vote cast in respect of any matter as to which abstinence or withholding a vote is indicated.

Revocation of Proxy Card

If you vote by proxy card, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

•
signing a written notice of revocation, dated later than the proxy card, and returning it to us, at 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), prior to the Annual Meeting;

•	signing another proxy card with a later date and returning it to us, at 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), prior to the Annual Meeting; or

•	attending the Annual Meeting in person and casting a ballot (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy card).

If you are a beneficial holder whose shares are held in the name of a broker, bank or other nominee, and you vote by the internet or by telephone, you may vote again at a later date, using the same procedure, in which case the later submitted vote will be recorded and the earlier vote revoked.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock by the following persons as of the Record Date (except as otherwise noted):

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person or group of affiliated persons known to us to beneficially own more than 5% of our Class A common stock or Class B common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying options and warrants held by that person that are exercisable within 60 days of the Record Date are considered to be outstanding. However, the numbers in the percent of combined voting power column do not give effect to any options or warrants held by the persons listed in the table. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws, where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The address for those individuals for which an address is not otherwise indicated is: c/o Pzena Investment Management, Inc., 120 West 45th Street, New York, New York 10036.

	Class A Shares Beneficially Owned(1)			Class B Shares Beneficially Owned(1)			Percent of Combined Voting Power(1)
Name of Beneficial Owner	Number of Shares		Percent (2)	Number of Shares		Percent(3)
Richard S. Pzena	4,206	(4)	*	24,328,620	(5)(6)	45.7	43.5
Gary J. Bachman	25,949		*	—		—	*
John P. Goetz	—		—	5,801,755	(5)(6)	10.9	10.1
William L. Lipsey	—		—	5,312,910	(5)(6)	10.0	9.2
Antonio DeSpirito, III	850,737	(7)	6.8	1,014,621	(6)	1.9	1.6
Michael D. Peterson	120,000		*	2,336,392	(5)	4.4	4.3
Steven M. Galbraith	78,015	(8)	*	—		—	*
Joel M. Greenblatt	76,054	(9)	*	247,708	(10)	*	*
Richard P. Meyerowich	78,081	(11)	*	—		—	*
Charles D. Johnston	1,070	(12)	*	—		—	*
All executive officers and directors as a group (10 persons)	1,234,112	(13)	9.8	39,042,006	(14)	72.5	69.2	(15)
A. Rama Krishna(16) 18 Sidney Lanier Lane Greenwich, CT 06831	—		—	4,556,539	(5)	8.6	8.2
Cacti Asset Management, LLC(17) 6355 Peachtree Road, Suite 101 Atlanta, GA 30319	747,750		6.1	—		—	*
Punch & Associates Investment Management, Inc.(18) 3601 West 76th Street, Suite 225 Edina, Minnesota 55435	1,399,484		11.5	—		—	*

*	Less than 1%

(1)
Each share of our Class A common stock is entitled to one vote per share and each share of our Class B common stock is entitled to five votes per share, for so long as the number of shares of our Class B common stock outstanding constitutes at least 20% of the total number of shares of our common stock outstanding.

(2)	Based on 12,176,592 shares of Class A common stock outstanding as of the Record Date.

(3)	Based on 52,980,621 shares of Class B common stock outstanding as of the Record Date.

(4)	Includes 4,100 shares of our Class A common stock held by Mr. Pzena's spouse. Mr. Pzena disclaims beneficial ownership of such shares.

(5)
Includes the number of shares of our Class B common stock listed below that are directly held by certain trusts established for estate planning purposes by the individuals named below, as well as Class B common stock held by Mr. Pzena's spouse. In the case of certain trusts established by Mr. Pzena, Mr. Pzena may be deemed to beneficially own the shares directly held by these trusts because he may be considered to share dispositive power over securities held by these trusts, along with their respective trustees, pursuant to the terms of the applicable trust agreements. With the exception of the trust for which Mr. Peterson is a trustee and which owns 210,000 shares of Class B common stock, each of the named executive officers listed below disclaims beneficial ownership of the number of shares of Class B common stock and the corresponding Class B Units (including the shares of Class A common stock underlying these Class B Units) held by the applicable trusts, and in the case of Mr. Pzena, additionally those held by his spouse.

Named Executive Officer	Number of Shares of Class B Common Stock Held by Trust(s)	Number of Shares of Class B Common Stock Otherwise Held Indirectly
Richard S. Pzena	6,258,600	21,258 (held by spouse)
John P. Goetz	708,970
William L. Lipsey	1,271,420
Michael D. Peterson	420,000
A. Rama Krishna	625,500

(6)
Includes currently exercisable options to purchase the number of Class B units of our operating company set forth below opposite the named executive officer. These options, upon exercise, entitle the holders to purchase the same number of shares of our Class B common stock.

Named Executive Officer	Options to Acquire Class B Units
Richard S. Pzena	200,000
John P. Goetz	200,000
William L. Lipsey	200,000
Antonio DeSpirito, III	270,000

(7)	Includes options to purchase 250,000 shares of Class A common stock which are currently exercisable.

(8)
Includes 54,555 shares of Phantom Stock (inclusive of additional Phantom Stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of our Class A common stock. The shares of Phantom Stock become payable in a single distribution of an equal number of shares of Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to the Pzena Investment Management, Inc. Non-Employee Director Deferred Compensation Plan (the “Director Plan”).

(9)
Includes 53,594 shares of Phantom Stock (inclusive of additional Phantom Stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of our Class A common stock. The shares of Phantom Stock become payable in a single distribution of an equal number of shares of Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to the Director Plan.

(10)
Includes 82,200 shares of Class B common stock held directly by family members of Mr. Greenblatt. Mr. Greenblatt disclaims beneficial ownership of all shares of Class B common stock directly held by his family members.

(11)
Includes 55,621 shares of Phantom Stock (inclusive of additional Phantom Stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of our Class A common stock. The shares of Phantom Stock become payable in a single distribution of an equal number of shares of Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to the Director Plan.

(12)
Consists of shares of Phantom Stock, each share of which is the economic equivalent of one share of our Class A common stock. The shares of Phantom Stock become payable in a single distribution of an equal number of shares of Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to the Director Plan.

(13)
Includes an aggregate of 164,840 shares of Phantom Stock, the terms of which are described in footnotes 8, 9, 11 and 12 above. Also includes 250,000 shares of Class A common stock underlying options which are currently exercisable.

(14)
Includes options to purchase an aggregate of 870,000 membership units in our operating company that are currently exercisable and which, upon exercise, will entitled the holders to purchase the same number of shares of our Class B common stock. See footnote 6 above. As indicated in the foregoing footnotes, also includes shares of Class B common stock held by estate planning vehicles and family members of the executive officers and directors as to which certain beneficial ownership is disclaimed.

(15)	Excludes an aggregate of 164,840 shares of Phantom Stock, the terms of which are described in footnotes 8, 9, 11 and 12 above.

(16)	The number of Class A common stock owned is based on information provided by our transfer agent, American Stock Transfer & Trust Company, and is as of March 25, 2014.

(17)
The number of shares owned is based on information included in the Form 13G/A filed by Cacti Asset Management, LLC (“Cacti”), and its related persons and entities, with the SEC on January 2, 2014. According to the Form 13G/A, Cacti has sole dispositive power over 747,750 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 747,750 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

(18)
The number of shares owned is based on information included in the Form 13G/A filed by Punch & Associates Investment Management, Inc. (“Punch & Associates”), with the SEC on February 14, 2014. According to the Form 13G, Punch & Associates has sole dispositive power over 1,399,484 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 1,399,484 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve for a term of one year. The seven nominees for director are:

Richard S. Pzena
John P. Goetz
William L. Lipsey
Steven M. Galbraith
Joel M. Greenblatt
Richard P. Meyerowich
Charles D. Johnston

All of the nominees are currently members of our Board of Directors.

Our Board of Directors recommends that the stockholders vote FOR the election of the seven directors named above to our Board.

The persons named in the enclosed proxy card intend to vote for the election of the individuals named above unless the proxy card is marked to indicate a vote to withhold with respect to one or more individuals. Should any of the nominees become unable to serve when the election occurs, it is the intention of the person named in the enclosed proxy card to vote for the election of such other individuals as the Board of Directors recommends.

There is no cumulative voting for the election of directors.

Our Directors and Executive Officers

Our operating company is led by a committee, consisting of our Chief Executive Officer (CEO), Mr. Richard S. Pzena, each of our Presidents, Messrs. John P. Goetz and William L. Lipsey, and each of our Executive Vice Presidents, Messrs. Antonio DeSpirito, III and Michael D. Peterson (the "Executive Committee").

The following table provides certain information relating to our directors and executive officers. (Ages are given as of the Record Date).

Name	Age	Position
Richard S. Pzena	55	Chairman, Chief Executive Officer, Co-Chief Investment Officer
John P. Goetz	56	President, Co-Chief Investment Officer, Director
William L. Lipsey	55	President, Head of Marketing and Client Service, Director
Gary J. Bachman	46	Chief Financial Officer
Antonio DeSpirito, III	45	Executive Vice President
Michael D. Peterson	49	Executive Vice President
Steven M. Galbraith	51	Director
Joel M. Greenblatt	56	Director
Richard P. Meyerowich	71	Director
Charles D. Johnston	60	Director

Richard S. Pzena was appointed our Chairman, Chief Executive Officer and Co-Chief Investment Officer in May 2007. Prior to forming Pzena Investment Management, LLC in 1995, Mr. Pzena was the Director of U.S. Equity Investments and Chief Research Officer for Sanford C. Bernstein & Company. Mr. Pzena joined Sanford C. Bernstein & Company in 1986 as an oil industry analyst. During 1990 and 1991, Mr. Pzena served as Chief Investment Officer, Small Cap Equities, and assumed his broader domestic equity role in 1991. Prior to joining Bernstein, Mr. Pzena worked for the Amoco Corporation in various financial and planning roles. He earned a B.S. summa cum laude and an M.B.A. from the Wharton School of the University of Pennsylvania in 1979 and 1980, respectively.

John P. Goetz was appointed our President, Co-Chief Investment Officer in June 2007, and became a member of our Board of Directors in May 2011. Mr. Goetz joined us in 1996 as Director of Research and has been Co-Chief Investment Officer since 2005. Previously, Mr. Goetz held a range of key positions at Amoco Corporation for over 14 years, most recently as the Global Business Manager for Amoco’s $1 billion polypropylene business, where he had bottom-line responsibility for operations and development worldwide. Prior positions at Amoco included strategic planning, joint venture investments and project financing in various oil and chemical businesses. Prior to joining Amoco, Mr. Goetz had been employed by The Northern Trust Company and Bank of America. He earned a B.A. summa cum laude in Mathematics and Economics from Wheaton College in 1979 and an M.B.A. from the Kellogg School at Northwestern University in 1982.
William L. Lipsey was appointed our President, and Head of Marketing and Client Service in June 2007, and became a member of our Board of Directors in May 2011. Before joining Pzena Investment Management in 1997, Mr. Lipsey was an Investment Advisory Consultant and a Senior Vice President at Oppenheimer & Company, Inc. Prior to joining Oppenheimer, Mr. Lipsey’s career included positions at Morgan Stanley, Kidder Peabody and Hewitt Associates. At Morgan Stanley and Kidder Peabody, Mr. Lipsey managed assets for institutional and private clients. He earned a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1980 and an M.B.A. in Finance from the University of Chicago in 1986.
Gary J. Bachman was appointed our Chief Financial Officer in September 2012. Prior to joining Pzena Investment Management, Mr. Bachman served as Executive Director of the Investment Bank Finance Department at JP Morgan Chase, from 2008 to 2012. Previous to this, Mr. Bachman worked in the Structured Capital Market group at Barclay’s Capital, and both the Strategic Transaction and Accounting Policy and External Reporting groups at Lehman Brothers, from 2000 to 2008. Mr. Bachman received his B.S. from Binghamton University in 1990 and an M.B.A. from Fordham University in 1998. Mr. Bachman is a Certified Public Accountant.
Antonio DeSpirito, III was appointed Executive Vice President in February 2011. He is also a Portfolio Manager of our Large Cap Focused Value, Large Cap Expanded Value, Focused Value Service, and All Cap Focused Value strategies. Prior to joining Pzena Investment Management in 1996, Mr. DeSpirito was an Associate in the Corporate Department of Ropes & Gray LLP. He earned a B.S. summa cum laude from the Wharton School of the University of Pennsylvania in 1990 and a J.D. magna cum laude from Harvard Law School in 1993.
Michael D. Peterson was appointed Executive Vice President in February 2011. He is also a Portfolio Manager of our Global Focused Value, International (ex-US) Focused Value, International (ex-US) Expanded Value, Global Expanded Value, and European Focused Value strategies. Prior to joining Pzena Investment Management in 1998, Mr. Peterson was an Engagement Manager at McKinsey & Company. At McKinsey, he was a member of the Financial Institutions Group, as well as the Pricing Practice. Prior to joining McKinsey, he was an Assistant Professor at the Indiana University School of Public and Environmental Affairs, where he taught operations research and operations management. He holds a PhD in Management (Operations Research) from the M.I.T. Sloan School of Management, where he was a National Science Foundation fellow from 1989 to 1992. Prior to that, he received a M.A. in Mathematics from the University of Cambridge in 1988 and an A.B. summa cum laude in Economics from Princeton University.
Steven M. Galbraith has been a member of our Board of Directors since October 2007. Mr. Galbraith is a Managing Member of Herring Creek Capital, a registered investment advisor managing private investment funds exclusively for qualified investors. Previously, he had been a partner at Maverick Capital where he had portfolio and general management responsibilities. Prior to joining Maverick Capital in 2004, Mr. Galbraith served as Chief Investment Officer and Chief U.S. Investment Strategist at Morgan Stanley from June 2000 to December 2003. Before joining Morgan Stanley, he was a partner at Sanford Bernstein, where he was an analyst in the packaged foods sector and the securities industry. Mr. Galbraith was also an employee of our operating company from June 1998 to March 1999. Mr. Galbraith was an Adjunct Professor at Columbia University Business School where he taught securities analysis. He serves on the board of trustees of Tufts University and the National Constitution Center in Philadelphia. Mr. Galbraith is a member of the board of directors of the Harlem Success Academy and Narragansett Brewing Company. He is also a member of the Financial Research Advisory Committee. He received his B.A. summa cum laude from Tufts University, where he was elected to Phi Beta Kappa.
Joel M. Greenblatt has been a member of our Board of Directors since October 2007. Mr. Greenblatt has been a Managing Partner of Gotham Capital, a hedge fund that he founded, since 1985, and of Gotham Asset Management since 2002. Mr. Greenblatt is also the Managing Principal of Gotham Asset Management, LLC, a registered investment adviser (formerly known as Formula Investing, LLC). For the past fourteen years, he has been an Adjunct Professor at Columbia University Business School, where he teaches Value and Special Situation Investing. Mr. Greenblatt is the former Chairman of the board of Alliant Techsystems, a NYSE-listed aerospace and defense company. He is the co-chairman of Harlem Success Academy, a charter school in New York City. He is the author of three books, You Can Be A Stock Market Genius (Simon & Schuster, 1997), The Little Book That Beats The Market (John Wiley & Sons, 2005), and The Big Secret for the Small Investor (John Wiley & Sons, 2011). Mr. Greenblatt earned a B.S. and an M.B.A. from the Wharton School of the University of Pennsylvania in 1979 and 1980, respectively.

Richard P. Meyerowich has been a member of our Board of Directors since October 2007. Mr. Meyerowich worked in the New York office of Deloitte & Touche LLP from 1966 to 2005, including as a Senior Partner from 1978 to 2005. Mr. Meyerowich headed the National Investment Management Practice for over ten years and served as lead partner on major investment management entities, including SEC-registered mutual funds, unit investment funds, hedge funds, investment partnerships, separate accounts of insurance companies and commodity pools. He served two terms on the Investment Companies Committee of the American Institute of Certified Public Accountants. From 2005 through 2009, he served as an external consultant for Deloitte & Touche on quality control and technical advice. In March 2011, Mr. Meyerowich became a member of the board of directors of AIG Property Casualty, a global property and casualty insurance subsidiary of American International Group, Inc. Mr. Meyerowich is also a member of the AIG Property Casualty audit committee. Mr. Meyerowich earned a B.S. in Economics from Wagner College in 1965. He is currently retired.
Charles D. Johnston became a member of our Board of Directors in February 2014. Mr. Johnston most recently served as President of Morgan Stanley Smith Barney, from 2009 to 2011. From 2004 to 2009, he was President and Chief Executive Officer of Smith Barney. He served as a Divisional Director of Smith Barney from 1999-2003. Mr. Johnston is a past member of Morgan Stanley’s Operating and Management Committees, as well as Citigroup’s Management Committee, and is a regular speaker at industry events. In March 2014, Mr. Johnston became a member of the board of directors of Bank Leumi USA. Mr. Johnston earned a B.S. in Marketing and Finance in 1976 from Purdue University. He is currently retired.
There are no family relationships among any of our directors or executive officers.

Director Independence

For the year ended December 31, 2013, our Board of Directors determined that each of Messrs. Galbraith, Greenblatt, and Meyerowich is an “independent” director within the meaning of the applicable rules of the SEC and the New York Stock Exchange (the “NYSE”). Our Board also determined that Ronald Tysoe, who resigned in August 2013, was also an independent director. During the period when our board did not consist of a majority of independent directors, we relied on the exemption from such requirement available to “controlled companies” under the corporate governance rules of the NYSE. On February 5, 2014, Mr. Johnston joined our Board of Directors as our fourth independent director to fill the vacancy created by the resignation of Mr. Tysoe. The current members of our Board of Directors who are not independent are Messrs. Pzena, Goetz and Lipsey.

Although we qualify for the “controlled company” exemption from certain of the corporate governance rules of the NYSE(including the NYSE requirement that a majority of the board be comprised of independent directors), our corporate governance guidelines mandate that our Board shall be comprised of a majority of directors who qualify as independent directors under the corporate governance rules of the NYSE. In addition, pursuant to the charters of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each director of these committees must be an independent director, as such term is defined in the corporate governance rules of the NYSE.

Under the NYSE corporate governance rules, a director is deemed independent if the director has no disqualifying relationship as defined in the NYSE corporate governance rules, and if the Board of Directors has affirmatively determined that the director has no material relationship with the Company, either directly or as a partner, stockholder, officer or employee of an organization that has a relationship with the Company.

All of the members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee are “independent directors,” as such term is defined in the rules of the NYSE. The members of our Audit Committee also satisfy the requirements for independence imposed upon audit committee members by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the SEC.

Factors Involved In Selecting Directors

When considering whether the Board’s directors have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively, in light of our business and structure, the Nominating and Corporate Governance Committee focused on the information described in each of the Board members’ biographical information set forth above. With regard to Mr. Pzena, the Nominating and Corporate Governance Committee considered his experience as founder and CEO of our Company and operating company, and his breadth of knowledge regarding all aspects of the business, including its strategies, operations, and markets, as well as his acute business judgment. With respect to Messrs. Goetz and Lipsey, the Nominating and Corporate Governance Committee considered their experience as founding Executive Committee members, their broad-based knowledge of the business, as well as their extensive industry knowledge. With regard to Messrs. Galbraith and Greenblatt, the Nominating and Corporate Governance Committee considered their extensive investment management experience and their professional standing in the industry. The Nominating and Corporate Governance Committee also considered Mr. Greenblatt's prior and current Board experiences and governance skills. With regard to Mr. Meyerowich, the Nominating and Corporate Governance Committee considered his expertise and background in accounting matters, his leadership role at Deloitte & Touche LLP, as well as his designation as an audit committee financial expert. With respect to Mr. Johnston, the Nominating and Corporate Governance Committee considered his broad retail brokerage and wealth management experience, leadership roles, industry expertise, as well as his designation as an audit committee financial expert.

Board Leadership Structure

The Nominating and Corporate Governance Committee is responsible for reviewing the leadership structure of our Board of Directors, and additionally reviewing the performance of the Chairman of the Board and Chief Executive Officer.
Since the inception of our Company in October 2007, as permitted by our Company’s Corporate Governance Guidelines, the Chairman of the Board position has been held by Richard S. Pzena, the CEO of our Company and our operating company. The Nominating and Corporate Governance Committee has considered the issue of Mr. Pzena’s combined role, and approved the continuation of this structure for the following reasons:

•	The CEO is most familiar with the day to day operations of our Company and operating company.

•	The CEO is in the best position to bring matters before our Board of Directors and serve as its Chairman.

•	A combined CEO and Chairman role provides consistent leadership, stability and continuity for us.
The Board of Directors has additionally affirmed the combination of the CEO and Chairman roles for the reasons set forth above.
In accordance with our Corporate Governance guidelines, we have the option of alternating directors to lead executive sessions of the Board of Directors, or to select a lead independent director. To date, our independent directors have not named a lead independent director. Accordingly, no single director presides at all executive sessions of the non-management directors, but rather alternate directors lead each of the executive sessions. Accordingly, the role of presiding director at each executive session of non-management directors in 2013, until Mr. Tysoe's resignation in August, was regularly rotated among Messrs. Galbraith, Greenblatt, Meyerowich and Tysoe. After Mr. Tysoe's resignation, the role of presiding director at each executive session of non-management directors during 2013 was rotated among Messrs. Galbraith, Greenblatt and Meyerowich.

Board Risk Oversight Role

Our Board of Directors has delegated the role of risk oversight to its Audit Committee pursuant to the Audit Committee’s charter. Our Audit Committee continues to concentrate on determining the adequacy of our risk-management programs.
Our approach to risk management includes a variety of internal procedures, test protocols and examinations, including the following:

•	Sarbanes-Oxley annual testing and audit — covering internal controls and financial reporting;

•	SSAE 16 — covering operational risks;

•	Compliance policies and procedures, including annual risk-based testing;

•	Ongoing compliance training; and

•	Disaster recovery procedures and annual testing.
Issues of note resulting from any of the above-enumerated risk management items are brought to the attention of the Audit Committee, when appropriate.
The Risk Management Committee of our operating company was established in 2010 to ensure ongoing coordination among the various risk management programs. The purpose of the Risk Management Committee, whose members include department heads or their delegates, is to identify business risks and evaluate the effectiveness of all risk mitigation activities. The Risk Management Committee met six times during 2013.

Meetings of the Board of Directors

The business and affairs of our Company are managed under the direction of our Board of Directors. Members of the Board of Directors are informed about our Company’s affairs through various reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the Board of Directors and committee meetings by the Chairman and other officers, and through other means. In addition, directors of our Company discharge their duties throughout the year not only by attending Board of Directors’ meetings, but also through personal meetings and other communications, including telephone contact with the Chairman and others regarding matters of interest and concern to our Company.

A director is expected to spend the time and effort necessary to properly discharge his responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and the committees on which such director sits, and to review prior to the meetings material distributed in advance for each such meeting.

During our fiscal year ended December 31, 2013, our Company’s Board of Directors held five formal meetings and acted by unanimous written consent in lieu of a meeting on nine separate occasions. During our fiscal year ended December 31, 2013, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and any committees on which he served.

Board Committees

Although we qualify for the “controlled company” exemption from certain of the corporate governance rules of the NYSE, our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each consisting solely of independent directors, and our Board of Directors has adopted charters for its committees that comply with the NYSE and SEC rules relating to corporate governance matters.
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Chief Executive Officer and our Chief Financial Officer, and a Code of Ethics for Senior Financial Officers. Copies of the board committee charters, as well as our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers, are available on our website at www.pzena.com. If we make any amendments to our Code of Business Conduct and Ethics or our Code of Ethics for Senior Financial Officers, other than technical, administrative or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of these codes to our Chief Executive Officer or Chief Financial Officer, we will disclose the nature of the amendment or waiver, its effective date, and to whom it applies on our website at www.pzena.com, or in a report on Form 8-K filed with the SEC.
In order to communicate any concerns with our non-management directors, interested parties should send comments to the attention of our Corporate Secretary, Joan F. Berger, at our primary offices located at 120 West 45th Street, 20th Floor, New York, New York 10036. All appropriate correspondence will be forwarded to our non-management directors.

Audit Committee
Our Audit Committee assists our Board of Directors in its oversight of the integrity of our consolidated financial statements, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm.
Our Audit Committee’s responsibilities include, among others:

•
reviewing the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, if any, and tracking management’s corrective action plans, where necessary;

•
reviewing our financial statements, including any significant financial items and/or changes in accounting policies, and/or internal control, with our senior management and independent registered public accounting firm;

•	reviewing our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and

•
having the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance, and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

A copy of the charter of the Audit Committee is available on our website at www.pzena.com .

Messrs. Galbraith, Greenblatt, Meyerowich and Johnston currently serve on the Audit Committee, and Mr. Meyerowich serves as its chair. Our Board of Directors has determined that both Messrs. Meyerowich and Johnston are “audit committee financial experts” as such term is defined in the rules and regulations of the SEC.
The Audit Committee held five formal meetings during our fiscal year ended December 31, 2013.
Compensation Committee
Our Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers.
Our Compensation Committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our executive officers;

•	overseeing and administering, and making recommendations to our Board of Directors with respect to, our cash and equity incentive plans; and

•	reviewing and making recommendations to the Board of Directors with respect to director compensation.
A copy of the charter of the Compensation Committee is available on our website at www.pzena.com.
Messrs. Galbraith, Greenblatt, Meyerowich and Johnston currently serve on the Compensation Committee and Mr. Galbraith serves as its chair.
The Compensation Committee held five formal meetings during our fiscal year ended December 31, 2013.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee assists our Board of Directors by:

•	identifying and recommending to our Board of Directors individuals qualified to serve as our directors and on committees of the Board of Directors;

•	advising the Board of Directors on Board composition, procedures and committees;

•	initiating and overseeing governance policies such as our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers; and

•	overseeing the evaluation of the Board and Company management.
A copy of the charter of the Nominating and Corporate Governance Committee is available on our website at www.pzena.com .

Messrs. Galbraith, Greenblatt, Meyerowich and Johnston currently serve on the Nominating and Corporate Governance Committee and Mr. Greenblatt serves as its chair.

The Nominating and Corporate Governance Committee held five formal meetings during our fiscal year ended December 31, 2013 and acted by unanimous written consent in lieu of a meeting on one occasion during that period.

Director Nominations

Our Corporate Governance Guidelines provide that, in selecting director nominees, the Nominating and Corporate Governance Committee shall consider at a minimum: (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company, and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities.

As part of its responsibility to identify and recommend director nominees, our Nominating and Corporate Governance Committee is guided by the diversity considerations set forth in its charter, which state that it shall look at a variety of attributes in selecting candidates for nomination to our Board of Directors, including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, dedication, and lack of conflicts of interest. As part of its periodic self-assessment process, our Nominating and Corporate Governance Committee annually assesses the occupational and personal backgrounds of the members of our Board in order to determine if our Board of Directors, considered as a group, has a sufficient composite mix of experience, knowledge and abilities.

Pursuant to our by-laws, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, such meeting, and (ii) who complies with the following notice procedures.

For a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to, or mailed and received at, the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed, or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed, or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected. No person nominated for election by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the above procedures. If the chairman of the stockholder meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

The Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Board of Directors believes that it is appropriate for us not to have such a policy in light of the right of stockholders under our by-laws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board. Notwithstanding that our Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of director nominees submitted by stockholders, our Board of Directors has adopted a resolution pursuant to which it has directed the Nominating and Corporate Governance Committee to consider director nominees recommended by stockholders. Pursuant to this resolution, a stockholder who desires to recommend a director nominee should send a written statement to Pzena Investment Management, Inc., 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), within the time frames set forth above with regard to director nominations by stockholders. The written statement should also include the information set forth above required to be included in director nominations by stockholders.

To date, no stockholder nominations for directors have been made nor have any stockholder recommendations for directors been received by the Nominating and Corporate Governance Committee.

Messrs. Pzena, Galbraith, Greenblatt and Meyerowich have served as directors of the Company since the initial public offering of our Class A common stock in October 2007. Messrs. Goetz and Lipsey were first elected directors in May 2011. At the recommendation of the Nominating and Corporate Governance Committee and the subsequent approval by our Board of Directors, Mr. Johnston has served as a director of the Company since February 2014.

Communications with the Board

Any interested party wishing to communicate directly with the Board, non-management directors, or an individual director, may do so by writing to the Company’s Corporate Secretary, Pzena Investment Management, Inc., 120 West 45th Street, 20th Floor, New York, New York 10036, Attention: Board of Directors, non-management directors, or the name of the individual director, as applicable. Communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as mass mailings, resumes, other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit Committee.

Attendance at Annual Meetings by Board Members

The Corporate Governance Guidelines of our Company provide that directors are invited and encouraged to attend our Company’s annual meeting of stockholders and that a director who is unable to attend is expected to notify the Chairman. Six of our seven directors then in office attended our 2013 Annual Meeting of Stockholders.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Chief Executive Officer and our Chief Financial Officer, and a Code of Ethics for Senior Financial Officers. Copies of the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers, are available on our website at www.pzena.com.

Report of the Audit Committee

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee is appointed by the Board of Directors to assist our Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm. Management has primary responsibility for preparing the financial statements and financial reporting process. Our independent auditors for our fiscal year ended December 31, 2013, KPMG LLP, were responsible for expressing an opinion on the conformity of our audited consolidated financial statements and financial statement schedules to accounting principles generally accepted in the United States.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of our Company for our fiscal year ended December 31, 2013.

2.
The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, entitled “Communications with Audit Committees” (“AS 16”), issued by the Public Company Accounting Oversight Board. AS 16 requires the auditor to communicate with the audit committee regarding certain matters related to the conduct of an audit and to obtain certain information from the audit committee relevant to the audit.

3.
The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence from our Company.

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of our Company be included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Respectfully submitted:

Audit Committee

Richard P. Meyerowich, Chairman
Steven M. Galbraith
Joel M. Greenblatt
Charles D. Johnston

EXECUTIVE COMPENSATION

Compensation Committee Report

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below, and based upon such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted:

Compensation Committee

Steven M. Galbraith, Chairman
Joel M. Greenblatt
Richard P. Meyerowich
Charles D. Johnston

Compensation Discussion and Analysis

This section summarizes the principles underlying our policies relating to our executive officers’ compensation. It generally describes the manner and context in which compensation is earned by, and awarded to, our executive officers and provides perspective on the tables and narratives that follow.
Philosophy and Objectives of Our Executive Compensation Program
Our executive compensation is intended to produce the best possible long-term results for both our investor clients and shareholders. The primary means of alignment between executive officers and shareholder interests is evidenced by the significant holdings held by most of our individual executive officers. This alignment is further enhanced by our annual compensation structure, which is designed to reward performance leading to excellent long-term results. Executive compensation has a base salary component and a bonus component. The bonus itself can be granted in the form of cash or various forms of equity participation. A portion of the bonus may be deferred pursuant to the Pzena Investment Management, LLC Amended and Restated Bonus Plan (the “Bonus Plan”), which absent certain articulated exemptions, is dependent on continued employment with us. See “Item 12 — Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters — Bonus Plan” of our Annual Report on Form 10-K for our fiscal year ended December 31, 2013 for a description of the Bonus Plan.
It is intended that the magnitude of the bonus reflect the industry standards for executive responsibilities, and reflect the actual achievement of goals and objectives we have set. However, no fixed criteria or formula is used in determining the amount of a bonus. Rather, the Compensation Committee uses its discretion to make a determination of the effectiveness of the executive and the extent of the executive’s contributions to our success and, based on that determination, recommends bonus amounts to the full Board. The minimum bonus would generally entail compensation below industry norms and reflect poor performance on objectives, while the maximum bonus would reflect superior performance on objectives.
Consistent with this philosophy, 2013 compensation was established to reflect executive officer contributions to the following:

(i)	Development of new leaders to provide succession options for the Executive Committee and other managerial responsibilities.

(ii)	Management of the overall business in a manner consistent with shareholder interests, including:

•	Managing the cost structure to maintain a margin of profitability consistent with leading asset management firms and the overall investment environment.

•	Enhancing our overall growth through developing global capabilities and introducing new initiatives and products consistent with clients’ interests.

(iii)	Setting an example for our employees in business behavior at an exceptional ethical level, and in compliance with regulatory guidelines.

(iv)	Enhancing our reputation and asset gathering capability, with existing and future clients, through quality interaction and communication.
Our CEO/Co-Chief Investment Officer is responsible for all aspects of our operations. Additionally, specific goals were developed for each of the below executive officers.
For President/Co-Chief Investment Officer and Executive Vice Presidents:

(i)	Lead the investment team in a manner to promote excellent long term investment performance via superior investment research.

(ii)	Maintain a team-oriented culture that develops and retains the best investment talent.
For President and Head of Marketing and Client Service:

(i)	Expand the business development team and exposure of the Pzena brand in the international marketplace.

(ii)
Lead the client team in a manner which promotes the Pzena brand in the broader institutional investment community and creates lasting client relationships, minimizes client attrition, and raises assets from new and existing clients.

(iii)	Develop a retail mutual fund business to expand the reach of our products and to grow assets under management.
For Chief Financial Officer:

(i)	Oversee our financial reporting process to achieve accurate and effective financial statements.

(ii)	Enhance our controllership and financial functions through exemplary leadership.
In determining compensation for all executive officers, the Compensation Committee discusses each named executive officer to determine appropriate bonus levels.

Principal Components of Executive Compensation
We have established compensation practices that directly link compensation with our performance, as described below. These practices apply to all of our professionals, including our named executive officers. Ultimately, ownership in our Company is the primary tool that we use to attract and retain professionals, including the named executive officers. As of December 31, 2013, our employee members held approximately 61.9% of the ownership interests in our operating company, the substantial majority of which is held by our executive officers, together with their estate planning vehicles.
We consider the following elements of compensation for our named executive officers:

(i)	cash compensation, consisting of a base salary;

(ii)	annual cash bonuses;

(iii)	mandatory deferred compensation;

(iv)	equity-based compensation and related distributions of earnings of our operating company; and

(v)	perquisites.
The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between currently paid out and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. In order to attract and retain qualified personnel, compensation and benefits packages, including those of certain of our named executive officers, are reviewed against relevant industry and geographic peer groups, as compiled by McLagan Partners, a compensation specialist focusing on the asset management industry, but we do not benchmark against peer group data. The universe of companies in the McLagan Partners’ analysis includes approximately 150 publicly traded asset managers and asset management subsidiaries of larger financial services firms with which we compete, among others. To the extent applicable, the Compensation Committee reviews McLagan Partners’ data by position for the entire universe of companies on a summary basis, as well as data by position for certain subgroups on a summary basis, such as companies with assets under management and a geographic location similar to ours, rather than specific compensation data for individual competitors.
It is customary in the investment management industry to provide for base salaries and discretionary bonuses to be paid to executives upon whom we rely for our success. Cash compensation in the form of a fixed base salary and discretionary cash bonuses constitutes only a portion of the compensation that we pay our named executive officers.

(i)
Base Salary.  Consistent with industry practice, the base salaries for our named executive officers generally account for a relatively small portion of their overall compensation. Pursuant to their respective Executive Employment Agreements, as amended, and as further discussed below, Messrs. Pzena, Goetz and Lipsey are each entitled to receive a base salary which is determined annually by the Compensation Committee. For 2013, Messrs. Pzena, Goetz and Lipsey each received a base salary at the annual rate of $277,500, and a contribution of $22,500 by our Company to each of their respective 401(k) accounts.

We have not entered into employment contracts with Mr. Bachman, our Chief Financial Officer, or either of our Executive Vice Presidents, Messrs. DeSpirito and Peterson. For 2013, Messrs. DeSpirito and Peterson each received a base salary at the annual rate of $277,500, and a contribution of $22,500 by our Company to each of their respective 401(k) accounts. For 2013, Mr. Bachman received a base salary at an annual rate of $300,000 and a contribution by our Company of $5,129 to his 401(k) account.

(ii)
Cash Bonuses.  As further discussed below under “Executive Employment Agreements,” each of Messrs. Pzena, Goetz and Lipsey may be paid an annual bonus as determined by the Compensation Committee. In 2013, the Compensation Committee reviewed the aforementioned objectives for the named executive officers, both by individual position, and as a group. Based on an analysis of the relevant objectives, the Compensation Committee determined that for 2013, Messrs. Pzena, Goetz, and Lipsey should each receive a total cash bonus in the amount of $1,170,000, which excludes amounts deferred pursuant to the Bonus Plan. Messrs. DeSpirito and Peterson each received a total cash bonus in the amount of $990,000 and $930,000, respectively, which excludes amounts deferred pursuant to the Bonus Plan.

Mr. Pzena’s total 2013 compensation was reduced by $43,739 for certain business expenses not reimbursable under our expense reimbursement policy. A portion of this amount reduced Mr. Pzena's total 2013 cash bonus.
In 2012, as a result of compensation modifications relating to the years 2010 and 2011, the Compensation Committee approved an additional $540,000 payable to Mr. Lipsey (also subject to our deferred compensation practices under the Bonus Plan). During 2012, Mr. Lipsey was paid $100,000 of this amount, which consisted of $60,000 in additional cash bonus and $40,000 in the form of deferred compensation (included in the amount reflected for Mr. Lipsey in 2012 under the “All Other Compensation” column of the “Summary Compensation Table” below). In 2013, Mr. Lipsey was granted the remaining $440,000, which will vest ratably over a four year period (subject to vesting provisions as described in the Bonus Plan), and is reflected for Mr. Lipsey in the 2013 “All Other Compensation” column of the “Summary Compensation Table” below.
The Compensation Committee also determined that Mr. Bachman, our Chief Financial Officer, should be awarded a cash bonus in the amount of $165,000 for 2013.

(iii)
Mandatory Deferred Compensation.  The purpose of the Bonus Plan is to enable us to attract, retain, motivate and reward highly qualified individuals who provide services to us by, among other things: (a) providing for grants of bonus compensation; and (b) providing that a portion of the bonus awards made to certain highly compensated individuals, including the named executive officers, shall be deferred on a mandatory basis and shall vest, and become payable, over a four-year period. These amounts are reflected in the “All Other Compensation” column of the “Summary Compensation Table” below.

(iv)
Equity Based Compensation and Distribution of Earnings of Our Operating Company.  We have awarded many of our employees, including our named executive officers, ownership interests in our operating company. Historically, the substantial majority of the remuneration that our CEO and two Presidents received from us consisted of cash distributions in proportion to their respective ownership interests of our operating company. These three executive officers have substantial ownership interests in our operating company. They receive distributions in respect of their membership units in the same amount, and at the same time as distributions are made on all other membership units, including Class A units, which creates an alignment of their interests with those of our Class A stockholders. The amounts of these distributions are not shown in the Summary Compensation Table below because they arise out of their ownership interest in our operating company. At December 31, 2013, 2012 and 2011, our CEO and two Presidents, owned approximately 45.5%, 55.3% and 56.2%, respectively, of the economic interest in the operating company through their ownership of Class B units.

We adopted the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan (the “Equity Incentive Plan”), effective January 1, 2007, as amended, which permits the grant of a variety of equity awards relating to membership units of our operating company, including membership units, options to purchase membership units, and other unit-based awards, all of which are subject to vesting provisions. In order to allow for increased equity ownership in our operating company by employee members other than our CEO and two Presidents, we implemented in 2012, an equity incentive program, under the PIM LLC 2006 Equity Incentive Plan, that we intend will result in these other employee members owning up to 25% of the operating company over the next ten years. In this regard, in 2012, we granted Phantom Class B Units of our operating company to certain employees, including both of our Executive Vice Presidents, Messrs. DeSpirito and Peterson. In 2013, we made an additional grant of Phantom Class B Units to certain employees, including Mr. Peterson, who was awarded $1,000,000 of Phantom Class B Units (see "2013 Grants of Plan-Based Awards" below). These Phantom Class B Units vest ratably over a ten year period, are subject to continued employment with us, and are not entitled to receive dividends or dividend equivalents until vested into Class B Units. These unit-based awards are reflected in the “Unit Awards” column of the “Summary Compensation Table” below. See “Item 12 — Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters — Equity Incentive Plans — PIM LLC 2006 Equity Incentive Plan” of our Annual Report on Form 10-K for our fiscal year ended December 31, 2013 for a description of the 2006 Equity Incentive Plan.
In connection with the commencement of his employment with us, in September 2012, we awarded 44,484 shares of restricted Class A common stock pursuant to the Pzena Investment Management LLC Amended and Restated 2007 Bonus Plan (the “2007 Equity Incentive Plan”) to Mr. Bachman, our Chief Financial Officer. These shares vest over a three year period, and are not entitled to receive dividends or dividend equivalents until vested. As of January 1, 2014, a total of 25,949 shares granted to Mr. Bachman have vested. See “Item 12 - Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters - Equity Incentive Plans - 2007 Equity Incentive Plan” of our Annual Report on Form 10-K for our fiscal year ended December 31, 2013 for a description of the 2007 Equity Incentive Plan.
As conditions allow, we intend to continue to award equity-based awards under the 2006 Equity Incentive Plan and the 2007 Equity Incentive Plan as an incentive to encourage ownership.

(v)
Perquisites.  We offer each of our employees, including each of the named executive officers, our investment management services, if they place their funds with us, without charging any advisory fees typically associated with these services; see “Related Party Transactions - Other Related Party Transactions” below. This benefit is provided at no incremental cost to us.

Consideration of Prior Shareholder Advisory Vote on Executive Compensation
At our 2011 annual meeting of shareholders, our shareholders overwhelmingly approved, on an advisory basis, the compensation of our named executive officers. Our Compensation Committee was mindful of the results of the vote, but did not take any compensation actions specifically in response to the executive compensation advisory vote.

Executive Employment Agreements
On October 30, 2007 we entered into employment agreements with each of Messrs. Pzena, Goetz and Lipsey. Pursuant to the terms of the individual employment agreements, (i) Mr. Pzena serves as our Chief Executive Officer, Co-Chief Investment Officer; (ii) Mr. Goetz serves as our President, Co-Chief Investment Officer; and (iii) Mr. Lipsey serves as our President, and Head of Marketing and Client Service. Under the terms of the employment agreements, each of Messrs. Pzena, Goetz and Lipsey served for an initial term of three years, ending October 30, 2010, subject to automatic, successive one-year extensions thereafter unless either party gives the other 60 days prior notice that the term will not be extended. Since then, these agreements have been automatically extended for four successive one-year extensions through October 30, 2014.
In order to be consistent with the philosophy and objectives of our executive compensation program, as outlined above, on November 1, 2012, we entered into amended employment agreements with each of Messrs. Pzena, Goetz and Lipsey, in order to eliminate “guaranteed payments” to these executive officers. The “guaranteed payments” consisted of a base salary at the annual rate of $300,000, as well as a performance component not to exceed $2,700,000 for any single fiscal year. Under their amended employment agreements, our CEO and two Presidents will receive an annual base salary and any annual bonus amount solely determined by our Compensation Committee and subject to the provisions of our Bonus Plan. We have not entered into any employment agreements with Messrs. Bachman, DeSpirito and Peterson.
The following is a description of certain restrictive covenants by which our executive officers, as well as other employee members, have agreed to be bound.
Non-Competition
Pursuant to the terms of the amended and restated operating agreement of Pzena Investment Management, LLC, all employees who are members of Pzena Investment Management, LLC have agreed not to compete with us during the term of their employment with us. In addition, each of Messrs. Pzena, Goetz and Lipsey have agreed not to compete with us for a period of three years following the termination of his employment. Other employee members of Pzena Investment Management, LLC, including Messrs. DeSpirito and Peterson, have agreed not to compete with us for a period of up to six months following the termination of his or her employment, if the employee member and his or her permitted transferees collectively hold at that time more than 1.0% of all the Class B units outstanding, and if he or she continues to receive compensation during this non-competition period.
Non-Solicitation
Messrs. Pzena, Goetz and Lipsey have agreed not to solicit our clients or any other employees of Pzena Investment Management, LLC during the term of their employment and for three years thereafter. Other employee members of Pzena Investment Management, LLC, including Messrs. DeSpirito and Peterson, are subject to similar non-solicitation provisions during the term of their employment and 18 months thereafter.
Forfeiture of Class B Units
Unless otherwise determined by our Board of Directors, in its sole discretion, or previously agreed to by the employee member, his or her permitted transferees and us:

•
if an employee member (including our executive officers) is terminated for cause, the employee member and any of his or her permitted transferees would forfeit all of his, her or their unvested Class B units, if any, and a number of vested Class B units that is equal to 75% of the number of vested Class B units collectively held by the employee member and his or her permitted transferees, in each case as of the date of the termination of his or her employment, and

•
if our CEO or two Presidents breach any of the non-competition or non-solicitation covenants described above, then he and any of his permitted transferees would forfeit all of his, her or their unvested Class B units, if any, and an aggregate number of vested Class B units that is equal to 50% of the number of vested Class B units collectively held by him and his or her permitted transferees, in each case as of the earlier of the date of his breach or the termination of his employment. If an employee member, including our Executive Vice Presidents, breach any of the non-competition or non-solicitation covenants, then he and any of his permitted transferees would forfeit all of his, her or their unvested Class B units, if any, and an aggregate number of vested Class B units that is equal to 25% of the number of vested Class B units collectively held by him and his or her permitted transferees, in each case as of the earlier of the date of his breach or the termination of his employment.

Executive Compensation

The following table sets forth certain summary information concerning compensation provided by Pzena Investment Management, LLC during the fiscal years ended December 31, 2013, 2012 and 2011 (or for shorter periods as the individual named below served as a named executive officer) to our Chief Executive Officer, our Chief Financial Officer, our two Presidents and our two Executive Vice Presidents, whom we refer to collectively as the named executive officers. The amounts set forth under the Stock and Unit Awards and columns are calculated in accordance with the rules of the SEC and may not reflect actual amounts received by the named executive officer.

Summary Compensation Table

Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	Stock Awards($)(3)	Unit Awards($)(4)	All Other Compensation($)(5)		Total($)
Richard S. Pzena,	2013	$277,500	$1,143,757	—	—	$435,004		$1,856,261
Chief Executive Officer,	2012	277,500	1,034,903	—	—	362,436		1,674,839
Co-Chief Investment Officer	2011	300,000	999,731	—	—	316,487		1,616,218
Gary J. Bachman,	2013	$300,000	$165,000	—	—	$5,129		$470,129
Chief Financial Officer(6)	2012	85,385	150,000	$233,096	—	—		468,481
John P. Goetz,	2013	$277,500	$1,170,000	—	—	$452,500		$1,900,000
President, Co-Chief	2012	277,500	1,080,000	—	—	392,500		1,750,000
Investment Officer	2011	300,000	1,050,000	—	—	350,000		1,700,000
William L. Lipsey,	2013	$277,500	$1,170,000	—	—	$892,500		$2,340,000
President, Marketing	2012	277,500	1,140,000	—	—	432,500		1,850,000
and Client Services	2011	300,000	695,250	—	—	131,750		1,127,000
Antonio DeSpirito, III,	2013	$277,500	$990,000	—	—	$332,500		$1,600,000
Executive Vice President(7)	2012	277,500	1,080,000	—	$3,000,000	392,500		4,750,000
	2011	300,000	1,050,000	—	—	350,000		1,700,000
Michael D. Peterson,	2013	$277,500	$930,000	—	$1,000,000	$292,500	(8)	$2,500,000
Executive Vice President(7)	2012	277,500	1,080,000	—	3,000,000	392,500	(8)	4,750,000
	2011	300,000	1,050,000	—	—	350,000	(8)	1,700,000

(1)
Amounts represent payments of salary made to the named executive officers pursuant to their respective employment agreements, with the exceptions of Messrs. Bachman, DeSpirito, and Peterson, with whom we have not entered into employment agreements. Mr. Bachman's 2012 amount listed above represents actual amount earned based on an annual rate of $300,000.

(2)
Amounts represent discretionary bonuses paid to the named executive officers as further discussed above under “Compensation Discussion and Analysis — Principal Components of Executive Compensation — Cash Bonuses.”

(3)
Amounts reflected represent the aggregate grant date fair value of restricted Class A common stock, calculated in accordance with the Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”). For a discussion of the assumptions utilized in calculating grant date fair value, see Note 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2013.

(4)
Amounts reflected represent the aggregate grant date fair value of Class B unit based awards of our operating company, on the date of grant, calculated in accordance with the Stock Compensation Topic of the FASB ASC. In December 2012 and 2013 we granted phantom Class B units of the operating company under the 2006 Equity Incentive Plan to certain employee members including Messrs. DeSpirito and Mr. Peterson. Amounts reflected represent the aggregate grant date fair value of these phantom units, calculated in accordance with the Stock Compensation Topic of the FASB ASC. These units vest ratably over ten years, are subject to continued employment with us and are not entitled to receive dividends or dividend equivalents until vested. For a discussion of the assumptions utilized in calculating grant date fair value, see Note 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2013.

(5)
Includes 401(k) contributions plus deferred compensation (as further outlined in the "2013 Non-Qualified Deferred Compensation" section below) associated with the Bonus Plan. On January 1, 2007, we instituted the Bonus Plan, pursuant to which employees whose cash compensation is in excess of $600,000 per year are required to defer a portion of their compensation in excess of this amount. Deferred amounts contributed by named executive officers may be credited to an investment account, take the form of Phantom Class B units, or be invested in money market funds, at the employee’s discretion. Amounts shown represent the cash compensation deferred. Pursuant to the plan, each deferred amount vests as follows: (i) 25% on the first anniversary; (ii) 50% on the second anniversary; (iii) 75% on the third anniversary; and (iv) 100% on the fourth anniversary, provided that the named executive officer continues in service with us.

In 2012, as a result of compensation modifications relating to the years 2010 and 2011, the Compensation Committee approved an additional $540,000 payable to Mr. Lipsey. During 2012, Mr. Lipsey was paid $100,000 of this amount, which consisted of $60,000 in additional cash and $40,000 in the form of deferred compensation. In 2013, Mr. Lipsey was granted the remaining $440,000, which will vest over a four year period (subject to vesting provisions as described in the Bonus Plan), and is reflected for Mr. Lipsey in the 2013 “All Other Compensation” column above.
With the exception of Mr. Peterson, the amounts shown do not represent Phantom Class B units, but rather reflect deferrals in one of the other options mentioned above.
Beginning in 2012, we initiated an employer sponsored 401(k) contribution plan. Amounts contributed in 2013 and 2012 were $22,500 for Messrs. Pzena, Goetz, Lipsey, DeSpirito and Peterson. Mr. Bachman received $5,129 in 2013.

(6)	Mr. Bachman became our CFO on September 18, 2012.

(7)	Messrs. DeSpirito and Peterson became our Executive Vice Presidents in February 2011.

(8)
Mr. Peterson elected to receive his deferred compensation for 2013, 2012 and 2011 in the form of Phantom Class B units, as described in footnote 5 above. These amounts include the value of 22,959, 68,518 and 80,831 Phantom Class B units issued on December 31, 2013, 2012 and 2011 at $11.76, $5.40 and $4.33 per unit, respectively.

2013 Grants of Plan-Based Awards
The following table sets forth information concerning stock grants and unit-based awards made in 2013 to our named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock or Unit Awards ($)(1)
Michael D. Peterson	December 19, 2013	117,647(2)	$1,000,000

(1)
Amounts reflected represent the fair value of stock grants and unit-based awards, on the date of grant, calculated in accordance with the Stock Compensation Topic of the FASB ASC. For a discussion of the assumptions utilized, see Note 3 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2013.

(2)
Represents Phantom Class B Units (the “Units”) of the operating company awarded under the 2006 Equity Incentive Plan on December 19, 2013. These Units vest ratably over ten years, are subject to continued employment with us and are not entitled to receive dividends or dividend equivalents until vested. Although the Units were granted pursuant to the 2006 Equity Incentive Plan, we do not consider these awards to have been made pursuant to an “equity incentive plan,” as such term is defined in the rules of the SEC, since vesting of the Units is not tied to our Company’s or our stock’s performance.

We do not include in this table Phantom Class B units issued to Mr. Peterson in connection with his 2013 mandatory deferral of a portion of his compensation, pursuant to the Bonus Plan. However, information related to the issuance of these Phantom Class B units is included under the “All Other Compensation” column of the “Summary Compensation Table” above.

Outstanding Equity Awards at 2013 Fiscal Year-End
The following table sets forth information relating to unexercised options, and unvested stock and units, held by any named executive officer as of December 31, 2013.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Richard S. Pzena	December 31, 2008	200,000	—	$4.22	December 31, 2018	—		—
Gary J. Bachman	September 18, 2012	—	—	—	—	37,070	(4)	$217,972	(5)
John P. Goetz	December 31, 2008	200,000	—	4.22	December 31, 2018	—		—
William L. Lipsey	December 31, 2008	200,000	—	4.22	December 31, 2018	—		—
Antonio DeSpirito, III	January 1, 2007	175,000	—	13.53	January 1, 2017	—		—
	January 1, 2008	95,000	—	11.40	January 1, 2018	—		—
	December 21, 2009	250,000	—	8.00	December 21, 2019	—		—
	December 31, 2010	—	—	—	—	5,953	(6)(7)	70,007
	December 20, 2012	—	—	—	—	701,299	(8)	8,247,276	(9)
Michael D. Peterson	December 31, 2010	—	—	—	—	11,907	(6)(7)	140,003
	December 31, 2011	—	—	—	—	40,417	(6)(10)	475,304
	December 20, 2012	—	—	—	—	701,299	(8)	8,247,276	(9)
	December 31, 2012	—	—	—	—	51,388	(6)(11)	604,323
	December 19, 2013	—	—	—	—	117,647	(12)	1,383,529	(9)
	December 31, 2013	—	—	—	—	22,959	(6)(13)	269,998

(1)	Except for Mr. DeSpirito’s December 21, 2009 grant of 250,000 options to acquire our Class A common stock, represents options to purchase Class B units of our operating company.

(2)
Except for the fair market value of Mr. DeSpirito’s December 21, 2009 grant of 250,000 options to acquire our Class A common stock (which is the fair market value of a share of Class A common stock on the date of grant, as determined by the committee administering the 2007 Equity Incentive Plan), represents the fair market value of a Class B unit on the date of grant, as determined by the committee administering the 2006 Equity Incentive Plan.

(3)
Based on the NYSE closing price of $11.76 for our Class A common stock on December 31, 2013. The fair value of Class B units of the operating company is determined by reference to the closing price of our Class A common stock, since Class B units are exchangeable for shares of our Class A common stock on a one-for-one basis.

(4)
Represents restricted shares of Class A common stock awarded under the 2007 Equity Incentive Plan on September 18, 2012. Of these 37,070 restricted shares, 18,535 will vest on January 1, 2014 and 18,535 will vest on January 1, 2015. The restricted shares are not entitled to receive dividends or dividend equivalents until vested. Although these shares were granted pursuant to the 2007 Equity Incentive Plan, we do not consider these awards to have been made pursuant to an “equity incentive plan,” as such term is defined in the rules of the SEC, since vesting of the shares is not tied to our Company’s or our stock’s performance.

(5)
The market value of these restricted Class A common stock, which are not entitled to receive dividends or dividend equivalents until vested, does not reflect the discount that would be applied to such restricted shares as they are not entitled to receive dividends.

(6)
Represents Phantom Class B units issued in connection with the named executive officer’s mandatory deferral of his restricted amount pursuant to the Bonus Plan, see “Item 12 — Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters — Bonus Plan — Mandatory Cash Deferral of Restricted Amounts” of our Annual Report on Form 10-K for our fiscal year ended December 31, 2013 for a discussion of restricted amounts. These Phantom Class B units vest ratably over four years. Upon vesting, each Phantom Class B unit becomes a Class B unit of the operating company.

(7)	Represents Phantom Class B units which will vest on December 31, 2014.

(8)
Represents Phantom Class B units of our operating company awarded under the 2006 Equity Incentive Plan. On December 20, 2012, a total of 779,221 Phantom Class B units were granted, which vest ratably over ten years, are subject to continued employment with us, and are not entitled to receive dividends or dividend equivalents until vested. On December 20, 2013, the first installment of 77,922 Phantom Class B units vested and became Class B units of the operating company.

(9)
The market value of these Phantom Class B units, which are not entitled to receive dividends or dividend equivalents until vested, does not reflect the discount that would be applied to such phantom units, as they are not entitled to receive dividends.

(10)	Represents Phantom Class B units, of which 20,207 will vest on December 31, 2014, and the remaining 20,210 will vest on December 31, 2015.

(11)	Represents Phantom Class B units, of which 17,130 will vest on December 31, 2014; 17,130 will vest on December 31, 2015; and the remaining 17,128 will vest on December 31, 2016.

(12)
Represents Phantom Class B units of our operating company awarded under the 2006 Equity Incentive Plan on December 19, 2013. These Phantom Class B units vest ratably over ten years, beginning on December 19, 2014, are subject to continued employment with us, and are not entitled to receive dividends or dividend equivalents until vested.

(13)	Represents Phantom Class B units which vest ratably over four years, beginning on December 31, 2014.
2013 Option Exercises And Stock And Units Vested
The following table sets forth information relating to options exercised and stock and units vesting during 2013.

	Option Awards				Stock and Unit Awards
Name	Number of shares acquired on exercise (#)		Value realized on exercise ($)		Number of Shares or Units Acquired on Vesting (#)		Value Realized on Vesting ($)
Gary J. Bachman	—		—		7,414	(1)	40,036 (2)
Antonio DeSpirito, III	73,708	(3)	$618,410	(4)	5,952	(5)	69,996 (6)
	—		—		77,922	(7)	826,752 (8)
Michael D. Peterson	94,113	(9)	965,599	(10)	59,241	(5)	696,674 (6)
					77,922	(7)	826,752 (8)

(1)	Represents the first installment of shares vested underlying a grant of 44,484 restricted shares of Class A common stock made on September 18, 2012. These shares vested on January 1, 2013.

(2)	Based on the closing price of our Class A common stock of $5.40 per share on December 31, 2012.

(3)
Mr. DeSpirito exercised 148,301 options to purchase Class B units of the operating company, which were awarded to him on December 31, 2008, at an exercise price of $4.22. He acquired 73,708 net Class B units as a result of the redemption of 74,593 Class B units for the cashless exercise of the options.

(4)
Based on the closing price of our Class A common stock of $8.39 per share on November 22, 2013, the date on which the options were exercised. The value realized on exercise for Class B units of the operating company is determined by reference to the closing price of our Class A common stock since Class B units are exchangeable for shares of our Class A common stock on a one-for-one basis.

(5)
Represents Phantom Class B units which vested on December 31, 2013 and became Class B units of our operating company. The Phantom Class B units were issued in connection with the named executive officer’s mandatory deferral of his restricted amount, pursuant to the Bonus Plan.

(6)
Based on the closing price of our Class A common stock of $11.76 per share on December 31, 2013. The value realized on vesting for Class B units of the operating company is determined by reference to the closing price of our Class A common stock since Class B units are exchangeable for shares of our Class A common stock on a one-for-one basis.

(7)
Represents the first installment of Phantom Class B units which vested on December 20, 2013, underlying a grant of 779,221 Phantom Class B units of our operating company awarded under the 2006 Equity Incentive Plan on December 20, 2012, and which have become Class B units of the operating company.

(8)
Based on the closing price of our Class A common stock of $10.61 per share on December 20, 2013. The value realized on vesting for Class B units of the operating company is determined by reference to the closing price of our Class A common stock since Class B units are exchangeable for shares of our Class A common stock on a one-for-one basis.

(9)
Mr. Peterson exercised 159,869 options to purchase Class B units of the operating company, which were awarded to him on December 31, 2008, at an exercise price of $4.22. He acquired 94,113 net Class B units as a result of the redemption of 65,756 Class B units for the cashless exercise of the options.

(10)
Based on the closing price of our Class A common stock of $10.26 per share on December 10, 2013, the date on which the options were exercised. The value realized on exercise for Class B units of the operating company is determined by reference to the closing price of our Class A common stock since Class B units are exchangeable for shares of our Class A common stock on a one-for-one basis.

2013 Non-Qualified Deferred Compensation
The following table sets forth information relating to non tax-qualified deferral of compensation by the named executive officers for the year ended December 31, 2013.

Name	Executive Contributions for Year Ended December 31, 2013 ($)(1)(2)	Aggregate Earnings for Year Ended December 31, 2013 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Year Ended December 31, 2013 ($)(4)
Richard S. Pzena	$412,505	$231,988	$485,381	$1,056,581
John P. Goetz	430,000	119,696	444,874	1,026,471
William L. Lipsey	870,000	237,380	496,539	1,327,396
Antonio DeSpirito, III.	310,000	176,682	342,586	965,291
Michael D. Peterson	270,000	1,036,381	696,674	1,489,651

(1)
On January 1, 2007, we instituted the Bonus Plan, pursuant to which employees who earn in excess of $600,000 per year in cash compensation are required to defer a portion of their compensation in excess of this amount. Deferred amounts contributed by named executive officers may be credited to an investment account, take the form of phantom Class B units, or be invested in money market funds, at each named executive officer’s discretion. See “Item 12 — Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters — Bonus Plan,” of our Annual Report on Form 10-K for our fiscal year ended December 31, 2013 for a description of the Bonus Plan. The amounts in this column reflect the deferred portion of our named executive officer’s compensation.

(2)	All amounts reported in this column are included in the “All Other Compensation” column for 2013 of the Summary Compensation Table above.

(3)	Amounts reflect earnings on the total value of non-qualified deferred compensation.

(4)	Includes amounts reported in previous years, plus or less any gains or losses experienced on such previous contributions in prior years, less any withdrawals and distributions.
Pension Benefits
As of December 31, 2013, none of the named executive officers was a participant in any defined benefit pension plan, whether tax-qualified or supplemental, which was maintained by us, our operating company, or any of its affiliates.
Termination or Change of Control
Neither we nor our operating company maintain any termination or change of control programs. However, the 2006 Equity Incentive Plan and the 2007 Equity Incentive Plan both provide that the Compensation Committee will have the discretion to accelerate the vesting of awards granted thereunder upon the occurrence of certain events, including a change of control of us. Also, pursuant to the tax receivable agreement, as further described in “Related Party Transactions - Tax Receivable Agreement” below, if certain change of control events were to occur, we would be obligated to make early termination payments to the parties to such tax receivable agreement (including certain named executive officers). Furthermore, the Pzena Investment Management, Inc. Non-Employee Director Deferred Compensation Plan provides that each plan participant’s account shall be distributed in shares of our Class A common stock immediately prior to a change in control of us, as further described below.
2013 Non-Employee Director Compensation
The following table sets forth information concerning non-employee director compensation for the year ended December 31, 2013. It is our policy not to pay director compensation to directors who are also our employees. Where applicable, non-employee directors were also reimbursed for reasonable travel and related expenses.
Beginning in 2013, at the recommendation of the Compensation Committee, in addition to payment of the annual retainer of $70,000 for service on our Board of Directors, the chairman of the Audit Committee received an additional $10,000 in compensation, and each of the chairmen of the Compensation and Nominating and Corporate Governance Committees received an additional $5,000.

Pursuant to the Pzena Investment Management, Inc. Nonemployee Director Deferred Compensation Plan, described below, each non-employee director was given the option to defer either all or a portion of his 2013 compensation in the form of deferred stock units, or “Phantom Stock.” With respect to any non-deferred portion of the compensation, each non-employee director was given the option to receive either 100% in cash, 100% in shares of our Class A common stock, or 50% payable in cash and 50% in shares of our Class A common stock. In 2013, all non-employee directors elected to receive their 2013 compensation in deferred stock units.

Name	Stock Awards ($)(1)		Total ($)
Steven M. Galbraith	$75,000	(2)	$75,000
Joel M. Greenblatt	70,000	(3)	70,000
Richard P. Meyerowich	80,000	(4)	80,000
Ronald W. Tysoe	75,000	(5)	75,000

(1)
These deferred stock units were valued at $5.40 each, the closing price of our Class A common stock on December 31, 2012. Each deferred stock unit is the economic equivalent of one share of our Class A common stock. The shares of Phantom Stock become payable in a single distribution in the form of shares of our Class A common stock, at such time as elected by the non-employee director when the deferral was made.

(2)
On January 1, 2013, Mr. Galbraith, our non-employee director and chairman of the Compensation Committee, was awarded 13,888 deferred stock units in connection with his 2013 compensation. As of December 31, 2013, Mr. Galbraith held 52,961 deferred stock units.

(3)
On January 1, 2013, Mr. Greenblatt, our non-employee director and chairman of the Nominating and Corporate Governance Committee, was awarded 12,962 deferred stock units in connection with his 2013 compensation. As of December 31, 2013, Mr. Greenblatt held 52,000 deferred stock units.

(4)
On January 1, 2013, Mr. Meyerowich, our non-employee director and chairman of the Audit Committee, was awarded 14,814 deferred stock units in connection with his 2013 compensation. As of December 31, 2013, Mr. Meyerowich held 53,921 deferred stock units.

(5)
On January 1, 2013, Mr. Tysoe, our non-employee director and chairman of the Nominating Committee, was awarded 13,888 deferred stock units in connection with his 2013 compensation. As a result of Mr. Tysoe's resignation on August 16, 2013, and pursuant to the terms of the Pzena Investment Management, Inc. Nonemployee Director Deferred Compensation Plan, he received the balance of 45,818 shares of deferred stock units in the form of Class A common stock, reflecting all compensation deferred for the years 2009-2013.

Pzena Investment Management, Inc. Non-Employee Director Deferred Compensation Plan
On July 21, 2009, we adopted the Pzena Investment Management, Inc. Non-Employee Director Deferred Compensation Plan, or the Director Plan. The Director Plan is an “unfunded” deferred compensation arrangement designed to attract and retain individuals to serve as our non-employee directors by allowing such individuals to defer payment of all, or a portion, of their director fees into deferred stock units, or Phantom Stock, the value of which is based on the value of our shares of Class A common stock.
Administration.  The Director Plan is administered by the Administrator, as defined in the Director Plan. The Compensation Committee of the Board serves as the Administrator. The Administrator may delegate such duties as it determines, in its discretion, to be necessary or desirable for the administration of the Director Plan.
Participation.  Any nonemployee director may elect to have all or part of the compensation otherwise payable to the director deferred and paid at the time, and in the manner, prescribed in the Director Plan. A nonemployee director wishing to participate in the Director Plan shall make deferrals of compensation no later than December 31 of the Director Plan year immediately preceding the Director Plan year in respect of which such compensation may be earned. Deferrals may be denominated in an aggregate dollar amount, or as a percentage of compensation, and shall be allocated to an account. We shall establish a separate account on our books in the name of each participant. Notwithstanding the foregoing, the Administrator may allow a nonemployee director whose service on the Board begins during any Director Plan year to make a deferral election prior to, or within, 30 days after the commencement of such nonemployee director’s service on the Board with respect to compensation to be earned following the date on which such election is made. Elections to defer compensation under the Director Plan shall be made on a year-to-year basis.
Distributions under the Director Plan shall be made in a single distribution of shares of our Class A common stock at such time as elected by the participant when the deferral was made. At the time the deferral election is made, a nonemployee director may elect to receive such participant’s account upon the earlier to occur of: (i) the date of the participant’s death; (ii) the date the participant becomes disabled (as defined in Section 409A(a)(2)(C) of the Internal Revenue Code); (iii) the date of the participant’s separation from service with us for any reason other than death; and (iv) a date specified by the participant, provided that the date is not less than five years following the end of the calendar year to which the deferral relates.
Notwithstanding any other provision of the Director Plan to the contrary, in the event of a separation from service during any Director Plan year, no compensation as yet unpaid with respect to such Director Plan year (or any future Director Plan year) may be deferred under the Director Plan.

Method of Deferral of Compensation.  Compensation deferred under the Director Plan shall be deferred in the form of units equal to the number of shares of our Class A common stock hypothetically purchased with deferred compensation. Compensation deferred under the Director Plan for any Director Plan year shall be recorded on the first day of the Director Plan year, subject to forfeiture as set forth in the Director Plan. The number of units to be recorded with respect to each amount of deferred compensation allocated to the account shall be equal to: (i) in the case of compensation that otherwise would have been paid in cash, the quotient obtained by dividing the amount of deferred cash by the fair market value of one share of our Class A common stock on the first day of the Director Plan year with respect to which the deferred compensation relates, and (ii) in the case of compensation that otherwise would have been paid in shares of stock, the number of shares of our Class A common stock that would have been issued to the participant during such Director Plan year absent deferral under the Director Plan. The Administrator’s determination of the value of a unit shall be binding on us and our successors, the participants and their beneficiaries.
In the event of a separation from service, any amount deferred under the Director Plan with respect to the calendar quarter in which occurs the effective date of such separation from service, and with respect to the remainder of the applicable Director Plan year (including any dividend equivalents credited thereto), shall be immediately cancelled and forfeited. On the last day of each calendar quarter, amounts deferred under the Director Plan on the first day of the applicable Director Plan year shall become nonforfeitable and shall be distributed in accordance with the terms of the Director Plan.
Additional units shall be credited to a participant’s account as of each date on which cash dividends and/or special dividends and distributions are paid with respect to our Class A common stock (a “Dividend Date”), provided that at least one unit is credited to such participant’s account as of the record date for such dividend or distribution. The number of units to be credited to a participant’s account under the Director Plan as of any dividend date shall equal the quotient obtained by dividing: (i) the product of (a) the number of the units credited to such account on the record date for such dividend or distribution, and (b) the per share dividend (or distribution value) payable on such dividend date by (ii) the fair market value of a share of our Class A common stock as of such dividend date.
Once an election to defer compensation has become irrevocable, a participant may, with the prior consent of the Administrator, modify the time and form of payment of an amount previously deferred under the Director Plan, subject to the certain conditions set forth in the Director Plan.
Distribution of Deferred Compensation.  We shall pay to the participant (or the participant’s beneficiary or estate, as applicable) the non-forfeitable balance credited to such participant’s account in a single distribution of shares on the first date of the calendar month following the date or event specified for such distribution by the participant. Distributions shall be made in the form of shares of our Class A common stock.
Notwithstanding any other provision of the Director Plan to the contrary, the Administrator in its sole discretion may at any time authorize the distribution of shares of our Class A common stock of part or all of the participant’s account to such participant prior to the time such amount would otherwise be payable pursuant to the provisions of the Director Plan, in any case where the Administrator determines that the participant has proved an unforeseeable emergency, as defined under Section 409A(a)(2)(B)(ii) of the Internal Revenue Code.
Notwithstanding anything in the Director Plan to the contrary, each participant’s account shall be distributed in shares of our Class A common stock, immediately prior to a change in control, subject to the actual occurrence of the change in control, provided that the event constituting such change in control constitutes a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, in either case, within the meaning of Section 409A of the Internal Revenue Code.
Notwithstanding anything in the Director Plan to the contrary, to the extent necessary to avoid the application of an accelerated or additional tax under Section 409A of the Internal Revenue Code, amounts that would otherwise be payable pursuant to the Director Plan during the six-month period immediately following the participant’s separation from service shall instead be paid on the first business day after the date that is six months following the participant’s separation from service (or upon the participant’s death, if earlier).
We intend the following with respect to this Director Plan: (i) that participants will not recognize gross income as a result of participation in the Director Plan unless and until and then only to the extent that distributions are received; (ii) that the Director Plan shall be an “unfunded” plan for purposes of the Employee Retirement Income Security Act of 1974, as amended; and (iii) the design and administration of the Director Plan should comply with the requirements of Section 409A of the Internal Revenue Code. Notwithstanding the foregoing, no nonemployee director, participant, former participant, beneficiary or any other person shall have any recourse against us, the Administrator or any of their affiliates, employees, agents, successors, assigns or other representatives if any of those conditions are determined not to be satisfied.
The number of units allocated to accounts shall be adjusted by the Administrator, as it deems appropriate, in the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the units such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Director Plan.
The right of any participant to receive future distributions under the Director Plan shall be an unsecured claim against our general assets.
Termination and Amendment Of The Director Plan.  The Director Plan shall remain in effect until such time as it is terminated by us in accordance with the terms of the Director Plan and applicable law. No participant nor the Administrator shall have the power to terminate the Director Plan except as provided in Section 409A of the Internal Revenue Code. Upon termination of the Director Plan, all accounts shall be paid in shares of our Class A common stock to each participant or, if applicable, such participant’s beneficiary or estate. We shall use its commercially reasonable best efforts to comply with the provisions of Section 409A of the Internal Revenue Code with respect to termination of the Director Plan in order to ensure that amounts payable in connection with termination of the Director Plan shall not be subject to tax under Section 409A of the Internal Revenue Code. The Director Plan may be amended from time to time by the Administrator, provided that no amendment of the Director Plan shall have a material adverse effect on any participant’s account under the Director Plan without the prior written consent of such participant

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is responsible for determining executive officer compensation. The Compensation Committee, consisting of Messrs. Galbraith, Greenblatt, Meyerowich and Johnston, is comprised entirely of independent directors, as defined in the NYSE rules. Until his resignation from our board in August 2013, Ronald Tysoe also served as a member of the Compensation Committee. Members of the Compensation Committee additionally qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. In 2013, Mr. Greenblatt and his related entities received an aggregate payment in the amount of approximately $433,263 pursuant to the terms of the Tax Receivable Agreement. See “Related Party Transactions - Tax Receivable Agreement” below.
During fiscal 2013, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that had one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee.

RELATED PARTY TRANSACTIONS

Set forth below is a description of the material transactions between Pzena Investment Management, LLC and certain of our directors, executive officers and beneficial owners of more than 5% of our voting securities, or their respective family members, during our 2013 fiscal year.

Amended and Restated Operating Agreement of Pzena Investment Management, LLC
The operations of Pzena Investment Management, LLC, and the rights and obligations of its members, are set forth in our amended and restated operating agreement, the material terms of which are described below.
Governance
We serve as the sole managing member of the operating company. As such, we control its business and affairs and are responsible for the management of its business. We also have the power to delegate certain of our management responsibilities to the Executive Committee.
Issuances and Transfers of Units; Voting and Economic Rights of Members
The operating company may issue Class A units and Class B units. Class A units may only be issued to us, as the sole managing member, and are non-transferable. Class B units may only be issued to persons or entities to which we agree to issue membership units in exchange for cash or other consideration, including the services of the operating company’s employees. Class B units may only be transferred to permitted transferees, subject to such conditions as we may specify. A holder of Class B units may not transfer any Class B units to any person unless he or she transfers an equal number of shares of our Class B common stock to the same transferee.
Holders of Class B units have no voting rights, except for the right to approve amendments to the amended and restated operating agreement that adversely affect the rights of the holders of Class B units, and to approve certain material corporate transactions. See “— Material Corporate Transactions” and “—Amendments,” below.
Each Class A unit and Class B unit entitles holders to the same economic rights. Net profits and net losses of the operating company are allocated, and distributions by the operating company are made, to members pro rata in accordance with the number of membership units they hold (whether or not vested). The operating company makes distributions to members for the purpose of funding their tax obligations in respect of the portion of the operating company’s taxable income that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the operating company allocable per membership unit multiplied by an assumed tax rate equal to the highest combined U.S. federal, state and local tax rate applicable to any member (taking into account the deductibility of state and local taxes for U.S. federal income tax purposes). However, our operating company may not make any distributions to its members if doing so would violate any agreement to which it is then a party, or any law then applicable to it, have the effect of rendering it insolvent, or result in it having net capital lower than that required by applicable law.
Coordination of Pzena Investment Management, Inc. and Pzena Investment Management, LLC
Whenever we issue a share of our Class A common stock for cash, we will either contribute the net proceeds to the operating company in exchange for one Class A unit or purchase one Class B unit from a Class B member in exchange for such net proceeds (which Class B unit will be automatically converted into a Class A unit). Whenever we issue a share of our Class A common stock pursuant to our 2007 Equity Incentive Plan, we will contribute all of the proceeds from such issuance (if any) to the operating company, which will issue us a Class A unit with the same restrictions, if any, attached to such Class A common stock. In the event that we issue other classes or series of our equity securities, the operating company will issue, and Class B units (if any) transferred to us by its members in exchange for our newly issued equity securities will be automatically converted into, an equal amount of equity securities of the operating company with designations, preferences and other rights and terms that are substantially the same as our newly issued equity securities. Conversely, if we redeem any shares of our Class A common stock (or our equity securities of other classes or series) for cash, the operating company will, immediately prior to our redemption, redeem an equal number of Class A units (or its equity securities of the corresponding classes or series) held by us, upon the same terms and for the same price, as the shares of our Class A common stock (or our equity securities of such other classes or series) are redeemed.
The operating company may also, from time to time, issue such other classes or series of membership units having such relative rights, powers and duties and interests in profits, losses, allocations and distributions of the operating company as may be designated by us.

As managing member, we have agreed not to conduct any business other than the management and ownership of Pzena Investment Management, LLC and its subsidiaries, or own any other assets (other than on a temporary basis), although we may incur indebtedness and may take other actions if we determine in good faith that such indebtedness or other actions are in the best interest of Pzena Investment Management, LLC. In addition, membership units of Pzena Investment Management, LLC, as well as our common stock, will be subject to equivalent stock splits, dividends and reclassifications.
Material Corporate Transactions
In the event that Pzena Investment Management, LLC proposes to engage in a material corporate transaction, including a merger, consolidation, dissolution or sale of substantially all of its assets, we, in our capacity as the managing member, along with a majority in interest of the holders of the Class B units, have the power and authority to approve such a transaction. In addition, in the event that we, in our capacity as the managing member, along with a majority in interest of the holders of the Class B units, determine that all (or any portion) of the Class A units and Class B units, should be sold to a third party purchaser, we have the right to compel the holders of Class B units to sell all or the same portion of their Class B units to this third party purchaser.
Exchange Rights
Pursuant to the amended and restated operating agreement, each vested Class B unit is exchangeable for a share of our Class A common stock, subject to the exchange timing and volume limitations described below. On February 17, 2009, the SEC declared effective our shelf registration statement on Form S-3, in which we registered 57,937,910 shares of our Class A common stock for issuance upon the exchange of an equivalent number of vested Class B units of the operating company. On January 27, 2012, the SEC declared effective a registration statement on Form S-3 which registers the resale of 40,114,701 shares of our Class A common stock by the selling stockholders named therein. On March 20, 2013, the SEC declared effective a registration statement on Form S-3, in which we registered 529,590 shares of our Class A common stock for issuance upon the exchange of an equivalent number of vested Class B units of the operating company.
On March 20, 2013, our 2013 exchange date, certain executive officers, employee members, and non-employee members, elected to exchange an aggregate of 1,328,334 of their Class B units of our operating agreement for an equivalent number of shares of our Class A common stock.
Mr. DeSpirito, our Executive Vice President, exchanged 115,290 of his Class B units on such date for an equivalent number of shares of Class A common stock.  The value of the Class A shares received by Mr. DeSpirito in the exchange was $822,108 (based on a closing price of $7.13 of our Class A common stock on March 20, 2013).

Initial Managing Principals.  Each year, in the period beginning on the first effective date of the Form S-3 registration statement described below under “— Resale and Registration Rights Agreement,” which we refer to as the shelf registration statement, and ending on the date of the termination of employment with us of an Initial Managing Principal, an Initial Managing Principal (currently each of Richard S. Pzena, John P. Goetz and William L. Lipsey), and his permitted transferees may collectively exchange up to the number of vested Class B units that equals 15% of all Class B units they collectively hold as of the first day of that year, in accordance with the timing restrictions described below under “— Resale and Registration Rights Agreement.” For the three-year period following the Initial Managing Principal’s termination, the Initial Managing Principal and his permitted transferees may not exchange any of their Class B units. Thereafter, they may exchange the remainder of their Class B units when they vest, subject to the same timing restrictions.
Other Employee Members.  Each year, in the period beginning on the first effective date of the shelf registration statement and ending on the date of termination of employment of an employee member other than our Initial Managing Principals, he or she and his or her permitted transferees, may collectively exchange up to the number of vested Class B units that equals 15% of all Class B units they collectively hold as of the first day of that year, in accordance with the timing restrictions described below under “— Resale and Registration Rights Agreement.” For the one-year period following the employee’s termination, the employee and his or her permitted transferees may not exchange any of their Class B units, except as may be agreed by us. Within the following six months, they may exchange vested Class B units so long as the employee retains a number of vested Class B units equal to at least 25% of the number of vested Class B units collectively held by the employee and his or her permitted transferees on the date of the termination of employment with us, subject to the same timing restrictions. Thereafter, they may exchange the remainder of their Class B units when they vest, subject to the same timing restrictions.
Non-Employee Members.  As of October 30, 2011, the fourth anniversary of our initial public offering, the non-employee members of our operating company may exchange all of their vested Class B units, in accordance with the timing restrictions described below under “— Resale and Registration Rights Agreement.”
Exceptions.  If the amount of income taxes that employee members are required to pay due to the grant or vesting of their Class B units, the exercise of their options to acquire Class B units and/or the exchange of their Class B units for shares of our Class A common stock (whether or not they are employees at the time that the tax payment obligation arises) exceeds the net proceeds they would receive upon the sale of all shares of our Class A common stock issued to them in exchange for 15% of the Class B units that they hold as of the first day of the year with respect to which the tax is payable, then they are entitled to exchange an amount of vested Class B units, and resell an equivalent amount of shares of our Class A common stock issued upon exchange, such that the net proceeds from the sale of this amount of shares would enable them to pay all such taxes due. In addition, we may allow holders of Class B units to make exchanges in amounts exceeding those described above at any time following the effective date of the shelf registration statement, which determination may be withheld, delayed, or granted on such terms and conditions as the Board may determine, in its sole discretion.
Restrictive Covenants
Non-Competition.  All employees who are members of the operating company have agreed not to compete with us during the term of their employment with us. In addition, each of the Initial Managing Principals has agreed not to compete with us for a period of three years following the termination of his employment. The other employee members, including our Executive Vice Presidents, have agreed not to compete with us for a period of up to six months following the termination of his or her employment, if the employee member and his or her permitted transferees collectively hold at that time more than 1% of all the Class B units outstanding and if he or she continues to receive compensation during this non-competition period.
Non-Solicitation.  The Initial Managing Principals, including our CEO and two Presidents, have agreed not to solicit our clients or any other employees of Pzena Investment Management, LLC during the term of their employment and three years thereafter. Other employee members, including our Executive Vice Presidents, will be subject to similar non-solicitation provisions during the term of their employment and 18 months thereafter.
Confidential Information.  All employee members have agreed to protect the confidential information of Pzena Investment Management, LLC. This covenant will survive the termination of their employment.
Forfeiture of Class B Units
Unless otherwise determined by our Board of Directors, in its sole discretion, or previously agreed to by the employee member, his or her permitted transferees and us:

•
if an employee member is terminated for cause, the employee member and his or her permitted transferees, if any, would forfeit all of his, her or their unvested Class B units, if any, and a number of vested Class B units that is equal to 75% of the number of vested Class B units collectively held by the employee member and his or her permitted transferees, in each case as of the date of the termination of his or her employment;

•
if an Initial Managing Principal breaches any of the non-competition or non-solicitation covenants described above, the Initial Managing Principal and his or her permitted transferees, if any, would forfeit all of his, her or their unvested Class B units, if any, and an aggregate number of vested Class B units that is equal to 50% of the number of vested Class B units collectively held by the Initial Managing Principal and his or her permitted transferees, in each case as of the earlier of the date of his or her breach or the termination of his or her employment; and

•
if an employee member (other than an Initial Managing Principal, but including our Executive Vice Presidents) breaches any of the non-competition or non-solicitation covenants described above, the employee member, and his or her permitted transferees, if any, would forfeit all of his, her or their unvested Class B units, if any, and a number of vested Class B units that is equal to 25% of the number of vested Class B units collectively held by the employee member and his or her permitted transferees, in each case as of the earlier of the date of his or her breach or the termination of his or her employment.

Indemnification and Exculpation
To the extent permitted by applicable law, Pzena Investment Management, LLC will indemnify us, as its managing member, its authorized officers, its other employees and agents from and against any losses, liabilities, damages, costs, expenses, fees or penalties incurred by any acts or omissions of these persons, provided that the acts or omissions of these indemnified persons are not the result of fraud, intentional misconduct, or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.
We, as the managing member, and the authorized officers and other employees and agents of Pzena Investment Management, LLC, will not be liable to Pzena Investment Management, LLC, its members, or their affiliates, for damages incurred by any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct, or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.
Amendments
The amended and restated operating agreement of Pzena Investment Management, LLC may be amended with the consent of the managing member and a majority in interest of the holders of Class B units, provided that the managing member may, without the consent of any Class B member, make certain amendments that, generally, are not expected to adversely affect Class B members. The amended and restated operating agreement of Pzena Investment Management, LLC has been further amended as of March 24, 2010 and March 5, 2012.
Notwithstanding the foregoing, no amendment may

•
materially and adversely affect the rights of a Class B member in a manner that discriminates against that Class B member vis-à-vis other Class B members, or increase the capital contributions obligations of a Class B member, without the consent of the affected Class B member;

•
modify or amend the non-competition, non-solicitation, confidentiality, or vesting and forfeiture provisions in a manner that is adverse to an employee member without either the employee member’s consent, or the approval of two-thirds in interest of the Class B members, so long as each adversely affected employee member receives at least 60 days prior notice thereof; or

•	modify or amend any provision of the agreement requiring approval of any specified group or sub-group of Class B members without obtaining the approval of that specified group or sub-group.

Tax Receivable Agreement

On October 30, 2007, we entered into a tax receivable agreement with each holder of Class B units of Pzena Investment Management, LLC outstanding on that date. The terms of this agreement also apply to Class B units that have been or may be issued after such date to existing or new Class B members of the operating company. If applicable, any such new Class B members will become parties to this agreement.
This agreement requires us to pay holders of Class B units 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are deemed to realize in the case of an early termination payment by us, or a change in control) as a result of the increases in tax basis described in “Item 7-Management’s Discussion and Analysis of Financial Condition and Results of Operations-Tax Receivable Agreement”, of our Annual Report on Form 10-K for our fiscal year ended December 31, 2013, and certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments thereunder. Cash savings in income tax are computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no increase in our share of the tax basis of the tangible and intangible assets of Pzena Investment Management, LLC.
On November 12, 2012, we entered into an amendment to the tax receivable agreement, to clarify the tax benefit payment methodology.
In 2013, Mr. Greenblatt and his related entities, received an aggregate payment in the amount of approximately $433,263 pursuant to the terms of the tax receivable agreement.

Resale and Registration Rights Agreement

On October 30, 2007, we entered into a resale and registration rights agreement with each holder of Class B units of Pzena Investment Management, LLC outstanding on that date. The terms of this agreement also apply to Class B units that have been or may be issued after such date to existing or new Class B members of the operating company. If applicable, any such new Class B members will become parties to this agreement.
Pursuant to this agreement, any shares of Class A common stock issued upon exchange of Class B units will be eligible for resale pursuant to a registration statement on Form S-3, or the shelf registration statement, subject to the resale timing and manner limitations described below.
On February 17, 2009, the SEC declared effective our shelf registration statement on Form S-3, in which we registered 57,937,910 shares of our Class A common stock, issuable upon the exchange of an equivalent number of Class B units of the operating company. On January 27, 2012, the SEC declared effective a registration statement on Form S-3 which registers the resale of 40,114,701 shares of our Class A common stock by the selling stockholders named therein. On March 20, 2013, the SEC declared effective a registration statement on Form S-3, in which we registered 529,590 shares of our Class A common stock for issuance upon the exchange of an equivalent number of vested Class B units of the operating company.
As of October 30, 2011, the fourth anniversary of the consummation of our initial public offering, holders of Class B units are able to exchange their Class B units for shares of our Class A common stock, subject to the exchange timing and volume limitations described above (see "Amended and Restated Operating Agreement of Pzena Investment Management, LLC-Exchange Rights” above), and will be permitted to sell their shares in any manner, but only at times determined by us, in our sole discretion. We shall provide for at least one exchange date in each twelve-month period, pursuant to which holders of Class A common stock issued upon exchange of vested Class B units can resell such shares of Class A common stock.
In response to certain SEC recommendations regarding our shelf registration statements, we amended our operating agreement during the first quarter of 2012 to remove certain default and other exchange provisions, as further described in the Amendment, dated as of March 5, 2012, to Amended and Restated Operating Agreement of Pzena Investment Management, LLC, dated as of October 30, 2007, by and among Pzena Investment Management, Inc. as the Managing Member of Pzena Investment Management, LLC and those Class B members whose signatures are affixed thereto.
We have agreed to indemnify the holders of Class B units against any losses or damages resulting from any untrue statement, or omission of material fact, in any registration statement or prospectus pursuant to which they may sell the shares of our Class A common stock that they receive upon exchange of their Class B units, unless such liability arose from the selling stockholder’s misstatement or omission, and the holders have agreed to indemnify us against all losses caused by their misstatements or omissions. We will pay certain expenses incident to our performance under the registration rights agreement, and the selling stockholders will pay certain other expenses, in addition to their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their shares of Class A common stock pursuant to the registration rights agreement.

Stockholders’ Agreement Among Class B Stockholders
On October 30, 2007, we entered into a stockholders’ agreement with each holder of Class B common stock outstanding on that date. The terms of this agreement also apply to shares of Class B common stock that have been or may be issued after such date to existing or new Class B members of the operating company. If applicable, any such new Class B common stockholders will become parties to this agreement.
Pursuant to this agreement, each of the Class B common stockholders agreed to vote all their shares of Class B common stock together on any matter submitted to our common stockholders for a vote. Prior to any vote of our common stockholders, this agreement provides for a separate, preliminary vote of the shares of Class B common stock on each matter upon which a vote of all common stockholders is proposed to be taken. In this preliminary vote, the participating Class B common stockholders may vote all of the shares of Class B common stock then owned by them in the manner that each may determine in his, her or its sole discretion. Each Class B common stockholder must then vote all of their shares of Class B common stock in accordance with the vote of the majority of the shares of Class B common stock present (in person or by proxy) and voting in this preliminary vote. In order to give effect to these voting provisions, each of these Class B common stockholders granted Mr. Pzena an irrevocable proxy to vote all their shares of Class B common stock in accordance with the vote of this majority in any vote of our common stockholders. In addition, each holder of shares of Class B common stock has agreed that:

•	the holder will not transfer any shares of Class B common stock to any person unless the holder transfers an equal number of Class B units to the same person; and

•	in the event the holder transfers any Class B units to any person, the holder will transfer an equal number of shares of Class B common stock to the same person.
This agreement may only be amended with the consent of the holders of a majority of the shares of Class B common stock that are party to the agreement.

Other Related Party Transactions
Set forth below is a description of certain other transactions between Pzena Investment Management, LLC and certain of our directors, executive officers and beneficial owners of more than 5% of our voting securities, or their respective family members.
We manage the personal funds of many of our employees, including certain of our executive officers. In addition, we manage the personal funds of some of our employees’ and certain of our executive officers’ family members. Pursuant to the respective investment management agreements, we waive or reduce our regular advisory fees for these accounts and personal funds. In addition, we pay custody and administrative fees for certain of these accounts and personal funds in order to incubate products or preserve performance history. In 2013, the aggregate value of the advisory fees that we either waived or reduced for executive officers and/or their family members was approximately $523,000, which includes investments via a private fund in which certain of our executive officers participate. Fees waived for Mr. Pzena and/or his family members, and related trusts, were approximately $341,000 in 2013. The aggregate value of the custody and administrative fees paid related to our executive officers, and/or their family members, was approximately $134,000.

Related Person Transaction Policy
We have adopted a policy regarding the approval of any transaction, or series of transactions, in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is required to be disclosed under Item 404(a) of Regulation S-K in which we were, or are to be, a participant, and the amount involved exceeds $120,000, and in which any related person had, or will have, a direct or indirect material interest) and all material facts about the transaction. The General Counsel will then assess and promptly communicate that information to the Audit Committee of our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction, and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed KPMG LLP as our independent auditors for our fiscal year ending December 31, 2014. Stockholders are being asked to ratify this action of the Audit Committee. Our Board of Directors recommends that stockholders vote FOR the ratification of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2014.

Representatives of KPMG LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make a statement to the stockholders.

Fees Paid to Independent Registered Public Accounting Firm

Total fees billed for professional services rendered to us by KPMG LLP during the years ended December 31, 2013 and 2012 were as follows:

	For the Year Ended December 31,
	2013	2012
	(in thousands)
Audit Fees	$535	$490
Tax Fees	76	—
All Other Fees	53	26
Total(1)	$664	$516

(1)
Total fees for KPMG LLP represent amounts billed during the periods listed above. Total KPMG fees accrued were $0.6 million during each of the years ended 2013 and 2012. Fees accrued for 2012 include work performed by KPMG on taxes.

Audit fees relate to professional services rendered for the audits of the consolidated financial statements of the Company and its subsidiaries, professional services rendered for quarterly reviews of the consolidated financial statements of the Company and its subsidiaries, and the audits of the Company’s affiliated funds. Audit fees also include fees for the audit of special purpose financial statements of the operating company.
Tax fees were for reviews of the Company’s tax returns.
All other fees relate to other attestation services over the Company’s investment performance and fees associated with the review of registration statements.

Pre-Approval Policy
The charter of our Audit Committee provides that the Audit Committee shall appoint our independent auditors and shall review and approve, in advance, our independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and all permitted non-audit engagements and relationships between us and our independent auditors. The charter of the Audit Committee further provides that audit and permitted non-audit services may be approved in advance: (i) by the Audit Committee, or by one or more members of the Audit Committee designated by the Audit Committee; or (ii) based on policies and procedures adopted by the Audit Committee, provided that (a) the policies and procedures are detailed as to the particular service, (b) the Audit Committee is informed of each service on a timely basis, (c) such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management, and (d) such policies and procedures are disclosed in our annual reports. To date, the Audit Committee has not adopted any policies and procedures relating to the pre-approval of audit and permitted non-audit services.
Notwithstanding the foregoing requirement of the charter of the Audit Committee that audit and permitted non-audit services must be approved in advance, the charter of the Audit Committee provides that pre-approval is not necessary for minor non-audit services if (i) the aggregate amount of all such non-audit services provided to us constitutes not more than 5% of the total revenues paid by us to our auditors during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by us at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee. We refer to the foregoing as the “De Minimus Exception.” None of the services listed above for 2013 and 2012 were approved pursuant to the De Minimus Exception.

PROPOSAL 3:
ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION
The Board of Directors of the Company has adopted a policy providing for a “say-on-pay” advisory vote every three years. In accordance with this policy and Section 14A of the Exchange Act, the Company is asking stockholders at the 2014 Annual Meeting to approve on an advisory (non-binding) basis the executive compensation of our named executive officers. Accordingly, stockholders will vote on approval of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis section, the accompanying compensation tables, and the related narrative disclosure.
This vote is non-binding. The Board of Directors and Compensation Committee expect to take the outcome of the vote into account when considering future executive compensation decisions, to the extent they can determine the cause or causes of any significant negative voting results.
As described in detail under the “Executive Compensation-Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is intended to produce the best possible results for both our investor clients and stockholders. Executive compensation is designed to reward executives for their contribution to our Company’s success and to align executive’s interests with those of our stockholders. We provide the following elements of compensation to our named executive officers , each of which is described in detail in “Executive Compensation - Compensation Discussion and Analysis":

(i)	cash compensation, consisting of a base salary;

(ii)	annual cash bonuses;

(iii)	mandatory deferred compensation;

(iv)	equity‑based compensation and related distributions of earnings of our operating company; and

(v)	perquisites.
Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure to better understand the compensation of our named executive officers.
Our Board of Directors, upon recommendation of the Compensation Committee, recommends a vote FOR approval of the above resolution.

OTHER MATTERS

Other Matters to be Considered at the Annual Meeting

The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring other matters before the Annual Meeting. Under the advance notice provisions of our by-laws, for business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice of the proposal and the proposal must be in proper written form. Our by-laws define what constitutes timely notice and what constitutes proper written form for a stockholder proposal. We have not received any stockholder proposals that comply with the requirements of our by-laws as they relate to stockholders’ proposals and, accordingly, no stockholder proposals will be acted upon at the Annual Meeting. Should any other matters come before the meeting, the persons named in the accompanying proxy card are authorized to vote in their discretion on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies from our stockholders. In addition to solicitation by mail, the directors and certain officers and employees of our Company may solicit proxies personally. These persons will receive no additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock, and we will reimburse them for their reasonable out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and NYSE reports of ownership on Form 3 and changes in ownership (including changes in ownership of derivative securities representing the right to acquire our securities) on Forms 4 and 5. Such executive officers, directors and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based on a review of such reports and written representations of our directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% shareholders were complied with in respect of our fiscal year ended December 31, 2013.

Stockholder Proposals for the Next Annual Meeting

In order for a stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement relating to our next annual meeting of stockholders, it must be received by us at our office, 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), no later than December 18, 2014.

If a stockholder intends to present a proposal for consideration at our 2014 annual meeting of stockholders outside of the processes of Rule 14a-8, including nominating candidates for election as directors, notice of such proposal or nomination must be delivered to our office at 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary) not less than 90 nor more than 120 days prior to the anniversary date of the 2014 Annual Meeting of Stockholders. As a result, notice of such proposal or nomination must be received no earlier than January 13, 2015 and no later than February 12, 2015.

Stockholders intending to present a proposal for consideration at an annual meeting outside the processes of Rule 14a-8, including nominating candidates for elections as directors, must comply with the requirements related thereto set forth in our by-laws.

The deadlines above are calculated by reference to the mailing date of the proxy materials for this year’s Annual Meeting and the date of this year’s Annual Meeting. If the date of next year’s annual meeting changes by more than 30 days (i.e., it is held earlier than April 13, 2015 or later than June 12, 2015) we will inform stockholders of such change, and the effect of such change on the deadlines given above, by including notice under Item 5 of Part II in our earliest possible Quarterly Report on Form 10-Q, or, if that is impracticable, by other means reasonably calculated to inform our stockholders of such change and the new deadlines.

Form 10-K of the Company

A copy of our Annual Report to stockholders on Form 10-K for our fiscal year ended December 31, 2013 is enclosed with this Proxy Statement. The Form 10-K included with this Proxy Statement includes financial statements for our fiscal year ended December 31, 2013, but excludes exhibits. Our Form 10-K, which includes the financial statements and exhibits, is available on our website at www.pzena.com.

We will provide, without charge, to any holder of our shares of common stock as of the Record Date, additional copies of our Form 10-K, including the financial statements, but excluding the exhibits, for our fiscal year ended December 31, 2013. Stockholders who wish to receive an additional copy of our Form 10-K should send their requests to us at 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary). Each such request should include a statement by the person making the request that he or she is a beneficial owner of shares of our common stock as of the Record Date.

Householding Information

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While we do not utilize householding, some intermediaries may be householding our proxy materials and our annual reports. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise, or until you revoke your consent. If you hold your shares through an intermediary that sent a single copy of this Proxy Statement and a single copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2013 to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our principal executive offices located at 120 West 45th Street, 20th Floor, New York, New York 10036 (Attention: Corporate Secretary), or call us at (212) 355-1600. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

By order of the Board of Directors,

Joan F. Berger
Corporate Secretary

New York, New York
April 17, 2014

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, HOLDERS OF COMMON STOCK ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

ANNUAL MEETING OF STOCKHOLDERS OF

PZENA INVESTMENT MANAGEMENT, INC.

May 13, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
Our proxy statement and Annual Report on
Form 10-K for the fiscal year ended December 31, 2013 are available at http://www.pzena.com/proxy

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730300000000001000 8 051314

The Board of Directors recommends a vote "FOR" the election of all nominees for director and "FOR" Proposals 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1 - Election of Directors

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
Proposal 2 - Ratification of Independent Auditors — Ratify the appointment of KPMG LLP as independent auditors for our Company for our fiscal year ending December 31, 2014.	☐	☐	☐
Proposal 3 - Advisory Vote Approving Executive Compensation — Vote on an advisory basis to approve the compensation of our Company's named executive officers.	☐	☐	☐

When properly signed, dated and returned, this proxy will be voted in accordance with the choices specified herein. **If no choice is specified, this proxy will be voted "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. The proxies are authorized to vote in their discretion on such other matters that may properly come before the Annual Meeting and any adjournments and postponements thereof.**

YOUR VOTE IS IMPORTANT

I plan to attend the meeting ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PZENA INVESTMENT MANAGEMENT, INC.

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Pzena Investment Management, Inc. on May 13, 2014.

The shares of stock you hold as of the close of business on March 25, 2014 will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" the election of all nominees for director and "FOR" Proposals 2 and 3, and otherwise in accordance with the best judgment of the proxy holder.

By signing the proxy, you revoke all prior proxies related to the Annual Meeting of Stockholders and appoint Joan F. Berger and Steven Coffey and each of them (with full power to act without the other and with full power of substitution) as proxies to attend the Annual Meeting of Stockholders on May 13, 2014, and any postponements and adjournments thereof, to vote and act for you on all matters listed on the reverse side hereof, which are set forth in detail in the accompanying proxy statement.

(Continued and to be signed on the reverse side)

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